                                                                  Conformed Copy
                                                                    EXHIBIT 10.1





                                CREDIT AGREEMENT


                                  DATED AS OF


                                 MARCH 3, 1998


                                     AMONG


                              LIN HOLDINGS CORP.,

                          LIN TELEVISION CORPORATION,
                                  AS BORROWER,

                           THE LENDERS PARTY HERETO,

                           THE CHASE MANHATTAN BANK,
                            AS ADMINISTRATIVE AGENT,
                               AS ISSUING LENDER
                            AND AS SWINGLINE LENDER,

                             THE BANK OF NEW YORK,
                              AS SYNDICATION AGENT

                                      AND

                         NATIONAL WESTMINSTER BANK PLC,
                             AS DOCUMENTATION AGENT




                             CHASE SECURITIES INC.,
                                  AS ARRANGER
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                               TABLE OF CONTENTS

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
SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

1.1  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.2  Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

2.1  Term Commitments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
2.2  Procedure for Term Loan Borrowing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
2.3  Repayment of Term Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
2.4  Revolving Credit Commitments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
2.5  Procedure for Revolving Credit Borrowing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
2.6  Commitment Fees, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
2.7  Termination or Reduction of Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
2.8  Optional Prepayments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
2.9  Mandatory Prepayments and Commitment Reductions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
2.10  Conversion and Continuation Options.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
2.11  Minimum Amounts and Maximum Number of Eurodollar Tranches.  . . . . . . . . . . . . . . . . . . . . . . . . . .  43
2.12  Interest Rates and Payment Dates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
2.13  Computation of Interest and Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
2.14  Inability to Determine Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
2.15  Pro Rata Treatment and Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
2.16  Requirements of Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
2.17  Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
2.18  Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
2.19  Change of Lending Office. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
2.20  Replacement of Lenders under Certain Circumstances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
2.21.  Notice of Certain Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 3.  LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

3.1  L/C Commitment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
3.2  Procedure for Issuance of Letter of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
3.3  Commissions, Fees and Other Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
3.4  L/C Participations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
3.5  Reimbursement Obligation of the Borrower.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
3.6  Obligations Absolute.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
3.7  Letter of Credit Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
3.8  Applications.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

SECTION 4.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

4.1  Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

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
4.2  No Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
4.3  Corporate Existence; Compliance with Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
4.4  Corporate Power; Authorization; Enforceable Obligations.54
4.5  No Legal Bar.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
4.6  No Material Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
4.7  No Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
4.8  Ownership of Property; Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
4.9  Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
4.10  Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
4.11  Federal Regulations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
4.12  Labor Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
4.13  ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
4.14  Investment Company Act; Other Regulations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
4.15  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
4.16  Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
4.17  Environmental Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
4.18  Accuracy of Information, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
4.19  Security Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
4.20  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
4.21  Senior Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
4.22  Station Licenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 5.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

5.1  Conditions to Initial Extension of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
5.2  Conditions to Each Extension of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

SECTION 6.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

6.1  Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
6.2  Certificates; Other Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
6.3  Payment of Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
6.4  Conduct of Business and Maintenance of Existence, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
6.5  Maintenance of Property; Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
6.6  Inspection of Property; Books and Records; Discussions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
6.7  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
6.8  Environmental Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
6.9  Interest Rate Protection.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
6.10  Additional Collateral, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
6.11  WOOD-TV Acquisition.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
6.12  After - Acquired Stations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
6.13  Changes in Locations, Name, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

SECTION 7.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

7.1  Financial Condition Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
7.2  Limitation on Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
7.3  Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
7.4  Limitation on Fundamental Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
7.5  Limitation on Sale of Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
7.6  Limitation on Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
7.7  Limitation on Capital Expenditures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
7.8  Limitation on Investments, Loans and Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

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
7.9  Limitation on Optional Payments and Modifications of Debt Instruments, etc.  . . . . . . . . . . . . . . . . . .  79
7.10  Limitation on Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
7.11  Limitation on Sales and Leasebacks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
7.12  Limitation on Changes in Fiscal Periods.81
7.13  Limitation on Negative Pledge Clauses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
7.14  Limitation on Lines of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
7.15  Limitation on Amendments to Constituent and Transaction Documents.  . . . . . . . . . . . . . . . . . . . . . .  81
7.16  Limitations on Changes in Holding Company Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
7.17  Limitation on Changes in Station Affiliation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
7.18  Limitation on Minority Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
7.19  Approval of Joint Venture Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

SECTION 8.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

SECTION 9.  THE ADMINISTRATIVE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

9.1  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
9.2  Delegation of Duties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
9.3  Exculpatory Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
9.4  Reliance by Administrative Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
9.5  Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
9.6  Non-Reliance on the Administrative Agent and Other Lenders.  . . . . . . . . . . . . . . . . . . . . . . . . . .  87
9.7  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
9.8  Agent in Its Individual Capacity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
9.9  Successor Administrative Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

SECTION 10.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

10.1  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
10.2  Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
10.3  No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
10.4  Survival of Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
10.5  Payment of Expenses and Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
10.6  Successors and Assigns; Participations and Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
10.7  Adjustments; Set-off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
10.8  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
10.9  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
10.10  Integration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
10.11  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
10.12  Submission To Jurisdiction; Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
10.13  Acknowledgments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
10.14  WAIVERS OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
10.15  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
10.16  FCC Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
10.17  Filing of Mortgages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

SCHEDULES:
1.1A       Commitments
1.1B       Mortgaged Properties
1.1C       Consolidated EBITDA Prior to Closing Date
1.1D       Network Affiliation Agreements
4.4        Consents, Authorizations, Filings and Notices
4.6        Litigation
4.12       Labor Matters
4.15       Subsidiaries
4.17       Environmental Matters
4.19(a)    UCC Filing Jurisdictions
4.19(b)    Mortgage Filing Jurisdictions
4.22       Station Licenses
7.2(e)     Existing Indebtedness
7.3(f)     Existing Liens
7.8(g)     Existing Investments

EXHIBITS:

A          Form of Guarantee and Collateral Agreement
B          Form of Compliance Certificate
C          Form of Closing Certificate
D-1        Form of Mortgage--Borrower
D-2        Form of Mortgage--Subsidiary Guarantor
E          Form of Assignment and Acceptance
F          Form of Legal Opinion of Weil, Gotshal & Manges LLP
G          Form of Incremental Term Loan Activation Notice
H          Form of Swingline Loan Participation Certificate
I-1        Form of Revolving Credit Note
I-2        Form of Term Loan Note
I-3        Form of Swingline Note
J          Form of Borrowing Notice

                          CREDIT AGREEMENT, dated as of March 3, 1998, among
                 LIN HOLDINGS CORP., a newly formed Delaware corporation ("Holdings") organized by Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse"), LIN ACQUISITION COMPANY, a newly formed, wholly owned subsidiary of Holdings organized by Hicks Muse, (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent"), as issuing lender (in such capacity, the "Issuing Lender"), and as swingline lender (in such capacity, the "Swingline Lender"), National Westminster Bank Plc, as documentation agent (in such capacity, the "Documentation Agent"), and The Bank of New York, as syndication agent (in such capacity, the "Syndication Agent").

                 Pursuant to the Agreement and Plan of Merger dated as of August 12, 1997 (as amended by the Amendment thereto dated October 21, 1997, the "Merger Agreement"), among the Borrower, Holdings and LIN Television Corporation, a Delaware corporation ("LIN"), the Borrower will merge (the "Merger") with and into LIN, with LIN being the surviving entity. Immediately following the effective time of the Merger, LIN shall succeed to all the rights and obligations of the Borrower by operation of law and without any further action by any Person, and the term "Borrower" shall be deemed to mean LIN.

                 In connection with the Merger, (a) the Borrower (LIN following the Merger) will issue the Senior Subordinated Notes (such term and each other capitalized term used but not defined in the preamble of this Agreement having the meaning assigned to such term in subsection 1.1) in a public offering or Rule 144A offering or private placement, (b) Holdings will issue the Holdings Discount Notes in a public offering or Rule 144A offering or private placement,
(c) Holdings will contribute to the Borrower at least $555,000,000 (less the amount of rollover investment by members of management and employees of LIN and its Subsidiaries), along with the net proceeds of the issuance of the Holdings Discount Notes, in cash as common equity from the proceeds of capital contributions made to Holdings by (i) Ranger Equity Holdings A Corp., a newly formed Delaware corporation organized by Hicks Muse ("Equity Holdings A"), in an aggregate amount of at least $188,000,000, in exchange for approximately 37% of the common stock of Holdings, and (ii) Ranger Equity Holdings B Corp., an additional newly formed Delaware corporation organized by Hicks Muse ("Equity Holdings B"), in an aggregate amount of at least $350,000,000, in exchange for the remaining common stock of Holdings, in each case from the proceeds of a capital contribution made, directly or indirectly, by funds managed by Hicks Muse and certain other investors (collectively, the "Investors"), in exchange for the issuance to the Investors, directly or indirectly, of all the common stock of Equity Holdings A and Equity Holdings B, (d) LIN will refinance all of its Existing Indebtedness other than Existing Indebtedness that is permitted under subsection 7.2(e) ("Refinanced Indebtedness") and (e) subsequent to receipt of approvals for such mergers and the related asset transfers, each of Buffalo Broadcasting Co., Inc. and Buffalo Management Enterprises Co. Inc. will be merged with and into LWWI Broadcasting Inc. ("LWWI"), and LWWI will be merged with and into LIN.

                 In addition, in connection with the Merger and pursuant to the Joint Venture Agreements, (a) on the Funding Date (i) LIN Texas will obtain an $815,500,000 25-year non-
amortizing term loan (the "Joint Venture Loan") from GECC, (ii) LIN Texas will grant to GECC a first priority security interest (the "Original Lien") in the KXAS Assets, and (iii) NBC will contribute to the LLC an undivided 99% interest in the KNSD Assets that will be immediately contributed to the LP, (b) also on the Funding Date, (i) LIN Texas will contribute to the LLC the KXAS Assets, subject to the Original Lien, (ii) the Joint Venture Loan will be assigned to and assumed by the LLC and, upon the execution of the Joint Venture Loan Guarantee, LIN Texas will be released from all liability with respect to the Joint Venture Loan, (iii) the LP will grant to GECC a first priority security interest (the "Additional Lien") in its 99% undivided interest in the KNSD Assets, (iv) the Borrower will execute a guarantee with respect to the LLC's obligations under the Joint Venture Loan (the "Original Guarantee") and (v) LIN Texas will loan the cash proceeds of the Joint Venture Loan to LIN or one of its subsidiaries (any such loan, the "LIN Texas Loan"), (c) immediately following the effective time of the Merger (i) the LLC will contribute to the LP the KXAS Assets (subject to the Original Lien), (ii) NBC will contribute to the LP an undivided 1% interest in the KNSD Assets, (iii) Equity Holdings B will execute the Joint Venture Loan Guarantee and (iv) the Borrower will be released from the Original Guarantee and shall have no obligations under the Joint Venture Loan, (d) Holdings will obtain from NBC an option to acquire the assets of television station WVTM-TV, serving Birmingham, Alabama (the "WVTM Assets"), for a purchase price of $199,000,000, subject to certain adjustments, as provided in the WVTM Purchase Agreement, (e) the NBC network affiliation agreements for stations KXAS-TV, KNSD-TV and WVTM-TV will each be modified to provide for a term of 25 years from the Funding Date, (f) the NBC network affiliation agreements for the other stations owned by LIN and its Subsidiaries and Affiliates will be modified to provide for (i) a term for each expiring in the year 2010 and (ii) compensation thereunder at levels which, taken as a whole, are substantially no less favorable to LIN and its Subsidiaries and Affiliates as arrangements as may be agreed upon between NBC and a majority of NBC affiliates in the 25 largest television markets (the network affiliation agreements of LIN and its Subsidiaries described in this clause (f) and in clause (e) above, together with any other related network affiliation compensation arrangements, being collectively referred to as the "NBC Network Affiliation Agreements") and (g) the LP will enter into the LP Services Agreement.

                 The Borrower has requested (a) the Tranche A Term Loan Lenders to extend credit in the form of (i) Initial Tranche A Term Loans on the Closing Date in an aggregate principal amount not in excess of $50,000,000 and (ii) Delayed Tranche A Term Loans at any one time during the Delayed Tranche A Commitment Period, in an aggregate principal amount not in excess of $125,000,000, (b) the Tranche B Term Loan Lenders to extend credit in the form of Tranche B Term Loans on the Closing Date, in an aggregate principal amount not in excess of $120,000,000, (c) the Revolving Credit Lenders to extend credit in the form of Revolving Credit Loans from time to time during the Revolving Credit Commitment Period, in an aggregate principal amount at any time outstanding not in excess of the difference between (i) $50,000,000 and
(ii) the sum of the L/C Obligations at such time and the Swingline Exposure at such time, (d) the Issuing Lender to issue Letters of Credit from time to time during the Revolving Credit Commitment Period in an aggregate stated amount at any time outstanding not in excess of $25,000,000 and (e) the Swingline Lender to extend credit in the form of Swingline Loans from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any time outstanding not in excess of $25,000,000.

                 The proceeds of the Initial Tranche A Term Loans and the Tranche B Term Loans will be used on the Closing Date, in part, to (i) finance the Merger Transactions, (ii) repay in full the Refinanced Indebtedness and
(iii) pay related fees, expenses and other transaction costs (provided that fees and expenses payable in connection with the Joint Venture Loan shall be reimbursed by NBC). The proceeds of the Delayed Tranche A Term Loans will be used solely to finance the acquisition by the Borrower of the assets of WOOD-TV Station (the "WOOD-TV Acquisition"), pursuant to the terms of the WOOD-TV Purchase Agreement. The proceeds of the Incremental Term Loans shall be used solely to finance Permitted Acquisitions and transaction fees and expenses in connection therewith and to fund required redemptions of the portion of Holdings Discount Notes issued in respect of accrued interest on Holdings Discount Notes. The proceeds of Revolving Credit Loans (other than an amount not to exceed $20,000,000 to finance a portion of the Merger Transactions) will be used for general corporate purposes, including Permitted Acquisitions. The Letters of Credit and Swingline Loans will be used for general corporate purposes.

                 The Lenders and the Swingline Lender are willing to extend such credit to the Borrower and the Issuing Lender is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein.

                 The parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

                 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "ABC":  the American Broadcasting Companies, Inc.

                 "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of
         (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                 "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                 "Additional Lien": as defined in the preamble of this Agreement.

                 "Adjustment Date":  as defined in the Pricing Grid.

                 "Administrative Agent": Chase, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                 "Affected Eurodollar Loans":  as defined in subsection 2.9(f).

                 "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 51% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                 "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                 "Applicable Margin": (a) for all Loans, other than Incremental Term Loans, the Applicable Margin as determined pursuant to the Pricing Grid and (b) with respect to Incremental Term Loans, the rate per annum for Incremental Term Loans agreed to, or the rate per annum determined pursuant to a pricing grid agreed to, by the Borrower and the applicable Incremental Lenders in the applicable Incremental Term Loan Activation Notice.

                 "Application": an application, in such form (reasonably acceptable to the Borrower) as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                 "Approved Fund": with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

                 "Asset Sale": any sale, transfer or other disposition (including any sale and leaseback of assets and any sale of accounts receivable in connection with a receivable financing transaction) by Holdings or any of its Subsidiaries of any property of Holdings or any such Subsidiary (including property subject to any Lien under any Security Document), other than as permitted pursuant to subsection 7.5(a), (b) (provided that, except with respect to the loss or condemnation of all or substantially all of the assets of Holdings and its Subsidiaries, the proceeds from such casualty or condemnation (including insurance) are used to replace or rebuild the lost or condemned assets within the time period specified in subsection 2.9(b)) and (c) through (g).

                 "Asset Swap Transaction": a substantially concurrent purchase and sale, or exchange, of a Broadcasting Asset of the Borrower or all the Capital Stock of, or other equity interests in, a Subsidiary owning a Broadcasting Asset, for a Broadcast Station or Broadcast Enterprise of another Person or group of affiliated Persons, or all the Capital Stock of, or other equity interests in, a Person or group of affiliated Persons owning a Broadcast Station or Broadcast Enterprise (or such lesser amount as shall be determined by the Board of Directors of the Borrower or such Subsidiary as fair consideration), including, without limitation, the KXTX Transaction, provided that (a) the Borrower shall receive, in exchange for such Broadcasting Asset, or Capital Stock of, or other equity interests in, such Subsidiary owning a Broadcasting Asset, a Broadcast Station or Broadcast Enterprise, or Capital Stock of, or other equity interests in, a Person or group of affiliated Persons owning a Broadcast Station or Broadcast Enterprise, (b) on a pro forma basis for the most recently completed four-fiscal-quarter period for which financial statements are available on the date of such Asset Swap Transaction, no Default or Event of Default will have occurred and be continuing (including, without limitation, pursuant to subsection 7.1), provided that for purposes of calculating Consolidated EBITDA pursuant to this clause (b), the Consolidated EBITDA of such Broadcast Station or Broadcast Enterprise being acquired for such four-fiscal-quarter period shall equal the Consolidated EBITDA of such Broadcast Station or Broadcast Enterprise, as applicable, for the 12-month period preceding such Asset Swap Transaction, (c) (i) the Consolidated EBITDA of the Broadcasting Asset being sold or exchanged plus the Consolidated EBITDA of all Broadcasting Assets that were sold pursuant to subsection 7.5(h) or exchanged pursuant to subsection 7.5(i) in such fiscal quarter and in the immediately preceding four-fiscal- quarter period shall not exceed 25% of the Consolidated EBITDA of the Borrower for such immediately preceding four-fiscal-quarter period, (ii) the Consolidated EBITDA of the Broadcasting Asset being sold or exchanged plus the Consolidated EBITDA of all Broadcasting Assets that were sold pursuant to subsection 7.5(h) or exchanged pursuant to subsection 7.5(i) in such fiscal quarter and in the immediately preceding eight-fiscal-quarter period shall not exceed 40% of the Consolidated EBITDA of the Borrower for such eight-fiscal-quarter period and (iii) the Consolidated EBITDA of the Broadcasting Asset being sold or exchanged plus the Consolidated EBITDA of all Broadcasting Assets that were sold pursuant to subsection 7.5(h) or exchanged pursuant to subsection 7.5(i) in such fiscal quarter and in the preceding twenty-fiscal-quarter period shall not exceed 60% of the Consolidated EBITDA of the Borrower for such twenty-fiscal-quarter period, (d) any Net Cash Proceeds of such Asset Swap Transaction shall be deemed Net Cash Proceeds of an Asset Sale, and shall be applied pursuant to subsection 2.9(d) or reinvested pursuant to subsection 2.9(b), (e) the Borrower provides the Administrative Agent with a certificate showing compliance with all of the covenants contained in subsection 7.1, (f) the Borrower takes such actions as may be required or reasonably requested to ensure that the Administrative Agent, for the ratable benefit of the Lenders, has a perfected first priority security interest in any assets required to be secured pursuant to subsection 6.10 or any other Loan Document, subject to Liens permitted by subsection 7.3, and (g) the Borrower provides the Administrative Agent with appropriate supporting documentation if reasonably requested by the Administrative Agent, including, without limitation, any exchange agreement in connection with such transaction, opinions of counsel, including FCC counsel, in connection therewith and copies of an FCC consent on Form 732 (or any comparable form issued by the FCC) relating to the transfer of control or assignment of the Station Licenses of the acquired Broadcast Station to the

         Borrower or its Subsidiary and, unless the Administrative Agent shall otherwise agree, such consent shall have become a Final Order.

                 "Assignee":  as defined in subsection 10.6(c).

                 "Assignor":  as defined in subsection 10.6(c).

                 "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to (a) such Lender's Revolving Credit Commitment minus (b) such Lender's Revolving Extensions of Credit.

                 "Benefitted Lender":  as defined in subsection 10.7(a).

                 "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                 "Borrower": as defined in the introductory paragraph of this Agreement.

                 "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders or Swingline Lender to make Loans or Swingline Loans hereunder.

                 "Broadcast Enterprise": assets used and useful for the operation of broadcasting or entertainment businesses, or any businesses reasonably related thereto.

                 "Broadcast Station": all or substantially all the assets used and useful for operating a full service commercial television broadcast station pursuant to a Station License, including without limitation the rights to use such Station License.

                 "Broadcasting Assets": collectively, any Stations and any Non-Station Assets of the Borrower and its Subsidiaries.

                 "Broadcasting Asset Temporary Repayment": as defined in subsection 2.8(b).

                 "Business":  as defined in subsection 4.17(b).

                 "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London interbank market.

                 "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period). For purposes of this definition, the following items will be excluded from the definition of "Capital Expenditures": (a) Capital Expenditures to the extent funded by insurance proceeds, condemnation awards or payments pursuant to a deed in lieu thereof, (b) Capital Expenditures to the extent made through barter transactions and (c) assets acquired pursuant to (i) Permitted Acquisitions, (ii) Asset Swap Transactions and (iii) a reinvestment of proceeds received under subsection 7.5(c).

                 "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                 "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                 "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing on or within one year from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, bankers' acceptances and repurchase agreements, or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus (or whose obligations are guaranteed by an affiliated commercial bank which has capital and surplus) of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (d) money market accounts or funds with or issued by Qualified Issuers; (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above and (f) demand deposit accounts maintained in the ordinary course of business with any Lender or with any bank that is not a Lender not in excess of $100,000 in the aggregate on deposit with such Lender or any such bank.

                 "CBS":  the CBS Television Network, a division of CBS, Inc.

                 "C/D Assessment Rate": for any day as applied to the Base CD Rate, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by Chase to be payable on such day to the Federal Deposit Insurance Corporation or any successor (the "FDIC") for the FDIC's insuring time deposits made in Dollars at offices of Chase in the United States.

                 "C/D Reserve Percentage": for any day as applied to the Base CD Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars having a three month maturity and in an amount of $100,000 or more.

                 "Change of Control": the earlier to occur of (a) Hicks Muse, its principals and their Affiliates and management of Holdings and the Borrower ("HMTF") shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings, provided that the occurrence of the foregoing event shall not be deemed a Change of Control if (i) at any time prior to the consummation of an Initial Public Offering, and for any reason whatever, (A) HMTF otherwise has the right to designate (and does so designate) a majority of the board of directors of Holdings or (B) HMTF and their employees, directors and officers (the "HMTF Group") own of record and beneficially an amount of common stock of Holdings equal to at least 50% of the amount of common stock of Holdings owned by the HMTF Group of record and beneficially as of the Closing Date and such ownership by the HMTF Group represents the largest single block of voting securities of Holdings held by any Person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or (ii) at any time after the consummation of an Initial Public Offering, and for any reason whatever, (A) no "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding the HMTF Group, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) 20% of the shares outstanding or (y) the percentage of the then outstanding voting stock of Holdings owned beneficially by the HMTF Group and (B) the board of directors of Holdings shall consist of a majority of Continuing Directors and (b) a Change of Control as defined in any document pertaining to any Senior Subordinated Indebtedness or the Holdings Discount Notes.

                 "Chase":  The Chase Manhattan Bank.

                 "Closing Date":  March 3, 1998.

                 "Code": the Internal Revenue Code of 1986, as amended from time to time.

                 "Commitment": as to any Lender, the sum of the Term Commitments, the Revolving Credit Commitment and the Swingline Loan Commitment of such Lender and with respect to the Issuing Lender and L/C Participants, as applicable, their L/C Obligations.

                 "Commitment Fee Rate": 1/2 of 1% per annum, provided that from and after the First Adjustment Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

                 "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                 "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                 "Consolidated Cash Interest Expense": for any period, Consolidated Interest Expense (including, without limitation, that attributable to Capital Lease Obligations but excluding capitalized financing fees), net of cash interest income of the Borrower and its Subsidiaries, for such period (a) minus, in each case to the extent included in determining such Consolidated Interest Expense for such period, the sum of the following: (i) non-cash expenses for interest payable in kind and (ii) amortization of debt discount and fees and
         (b) plus the sum of cash payments made by the Borrower or any of its Subsidiaries during such period in respect of the items referred to in clause (a)(i) of this definition to the extent previously subtracted pursuant to clause (a) of this definition (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP). Prior to the completion of 12 full calendar months after the Closing Date, Consolidated Cash Interest Expense will be annualized by multiplying Consolidated Cash Interest Expense for the number of then completed months after the Closing Date by a fraction, the numerator of which is 12 and the denominator of which is the number of months in such shorter period.

                 "Consolidated Current Assets": at a particular date, all amounts (other than cash, Cash Equivalents and the current portion of programming rights) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                 "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt and Film Obligations of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.

                 "Consolidated Debt Service": for any period, the sum of Consolidated Cash Interest Expense plus any scheduled amortization payments on any Indebtedness made or payable during such period, but excluding mandatory prepayments on any such Indebtedness.

                 "Consolidated EBITDA":  for any period:

                 (a) Net Income for such period; plus

                 (b) without duplication, the sum of the following items (to the extent deducted in the computation of such Net Income for such period):

                          (i) depreciation expense;

                          (ii) amortization expense (including amortization in
                 respect of Film Obligations and other amortized film expense) and amortization of intangibles (including, but not limited to, goodwill and organizational costs (including costs associated with the Transactions));

                          (iii) Consolidated Interest Expense;

                          (iv) income and franchise tax expense;

                          (v) any extraordinary and unusual losses (net of
                 income taxes);

                          (vi) the annualized promotional reimbursement from
                 NBC not to exceed $2,000,000;

                          (vii) to the extent identified and reasonably
                 satisfactory to the Administrative Agent, any cost savings realized in connection with any acquired Broadcasting Assets;

                          (viii) to the extent set forth in a written contract,
                 any recurring improvements to Consolidated EBITDA as a result of any acquired Broadcasting Assets; and

                          (ix) other non-cash charges (excluding barter
                 expenses and trade expenses);

                 less (c) without duplication, the sum of the following items:

                          (i) all cash payments originally scheduled to be made
                 during such period in respect of Film Obligations;

                          (ii) any extraordinary and unusual gains (net of
                 income taxes);

                          (iii) non-cash gains included in Net Income; and

                          (iv) cash dividends or other distributions made by
                 the Borrower to Holdings for its reasonable corporate overhead expenses,

         provided that for the purpose of calculating Consolidated EBITDA, not more than (A) 30% of Consolidated EBITDA for any period of four consecutive fiscal quarters may be attributable to local marketing agreements and (B) not more than 10% of Consolidated EBITDA for any period of four consecutive fiscal quarters may be attributable to non-broadcasting businesses and, provided further, that (x) for purposes of calculating Consolidated EBITDA for any Test Period prior to December 31, 1998, the Borrower may include during such period an aggregate amount of up to $2,200,000 of Distributable Cash (as defined in the LLC Agreement) and (y) for purposes of calculating Consolidated EBITDA for the Test Period ending December 31, 1998, the Borrower may include during such period the actual amount of Distributable Cash (without consideration of the reserve requirement of Section 8.06 of the LLC Agreement and without duplication of amounts otherwise included in Net Income) for the period from the Closing Date through December 31, 1998, plus the amount of Distributable Cash, determined on a pro forma basis assuming the Transactions had occurred on January 1, 1998, for the period from January 1, 1998 through the Closing Date. For purposes of subsection
         2.9 and subsection 7.1(a), Consolidated EBITDA for any period will be adjusted to (A) exclude the Consolidated EBITDA attributable to any asset or business that was disposed of (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries prior to the date of determination (as if such asset or business had not been owned by the Borrower or any of its Subsidiaries prior to the date of determination) and (B) include the Consolidated EBITDA attributable to any asset or business that was acquired (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries (including, to the extent identified and reasonably satisfactory to the Administrative Agent, pro forma cost savings in connection therewith) prior to the date of determination (as if such asset or business had been owned by the Borrower or any of its Subsidiaries prior to the date of determination). Notwithstanding the foregoing, (a) the Consolidated EBITDA of each Designated LMA Station shall be excluded for purposes of determining Consolidated EBITDA for each fiscal quarter ending on or before the earlier of June 30, 1999 and the beginning of the first fiscal quarter after the Closing Date for which such Designated LMA Station has positive Consolidated EBITDA and (b) the Consolidated EBITDA of any Designated Future LMA Station shall be excluded for purposes of determining Consolidated EBITDA for each fiscal quarter ending on or before the earlier of the date that is three years after the acquisition of such Designated Future LMA Station and the beginning of the first fiscal quarter after such acquisition for which such Designated Future LMA Station has positive Consolidated EBITDA.

                 "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

                 "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Debt Service for such period, (b) Capital Expenditures made by the Borrower or any of its Subsidiaries during such period, (c) any income taxes paid by the Borrower or any of its Subsidiaries, and any amounts paid by the Borrower to Holdings for purposes of paying income taxes, in each case, during such period, (d) cash dividends paid by the Borrower during such period less the amount of any Indebtedness for money borrowed incurred by the Borrower to fund such dividends to the extent the proceeds of such dividends are used by Holdings during such period to pay required redemptions of Holdings Discount Notes after the fifth anniversary of the Closing Date and (e) any operating losses from Designated Future LMA Stations to the extent such losses are excluded from Consolidated EBITDA. Prior to the completion of 12 full calendar months after the Closing Date, (a) the components of Consolidated Fixed Charges relating to interest and income taxes will be annualized by multiplying such components of Consolidated Fixed Charges for the number of then completed months after the Closing Date by a fraction, the numerator of which is 12 and the denominator of which is the number of months in such shorter period, and (b) for purposes of this definition, Capital Expenditures (i) for the fiscal quarter ended June 30, 1998 will equal the Capital Expenditures for such fiscal quarter plus an amount equal to the Capital Expenditures in the three fiscal quarters preceding the Closing Date, (ii) for the fiscal quarter ended September 30, 1998 will equal the Capital Expenditures for the two fiscal quarters ended September 30, 1998 plus an amount equal to the Capital Expenditures in the two fiscal quarters preceding the Closing Date and (iii) for the fiscal quarter ended December 31, 1998 will equal Capital Expenditures for the three fiscal quarters ended December 31, 1998 plus an amount equal to the Capital Expenditures in the fiscal quarter preceding the Closing Date.

                 "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

                 "Consolidated Interest Expense": for any period, the amount of interest expense, both expensed and capitalized, of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their Indebtedness, excluding non-cash deferred financing costs (other than for purposes of the definition of the term "Consolidated EBITDA"). Prior to the completion of 12 full calendar months after the Closing Date, Consolidated Interest Expense will be annualized by multiplying Consolidated Interest Expense for the number of then completed months after the Closing Date by a fraction, the numerator of which is 12 and the denominator of which is the number of months in such shorter period.

                 "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

                 "Consolidated Senior Debt": Consolidated Total Debt less (a) any Senior Subordinated Indebtedness issued in accordance with the terms of this Agreement and (b) any subordinated Indebtedness assumed in connection with a Permitted Acquisition or an Asset Swap Transaction pursuant to subsection 7.2(j)(iii).

                 "Consolidated Senior Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Senior Debt to (b) Consolidated EBITDA for such period.

                 "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness for borrowed money of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, net of cash on the consolidated balance sheet of the Borrower to the extent the initial equity contribution (together with any equity contribution made within 45 days after the Closing Date) to the Borrower exceeds $555,000,000 less the amount of rollover investment by members of management and employees of the Borrower and its Subsidiaries (but only for so long as the cash relating to such equity contribution shall remain on the balance sheet), plus an amount of cash on the balance sheet not to exceed $10,000,000.

                 "Consolidated Working Capital": the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                 "Continuing Directors": the directors of Holdings on the Closing Date, after giving effect to the Merger and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of HMTF in his or her election by the stockholders of Holdings.

                 "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking (including, without limitation, any undertaking made to the FCC) to which such Person is a party or by which it or any of its property is bound.

                 "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, unless cured or waived, has been satisfied.

                 "Delayed Tranche A Commitment Period": the period from and including the Closing Date to the Delayed Tranche A Termination Date.

                 "Delayed Tranche A Term Loan Commitment": as to any Tranche A Term Loan Lender, the obligation of such Tranche A Term Loan Lender to make Delayed Tranche A Term Loans to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Delayed Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Delayed Tranche A Term Loan Commitments is $125,000,000.

                 "Delayed Tranche A Term Loans": as defined in subsection 2.1(a)(i).
                 "Delayed Tranche A Termination Date": the earlier of (a) the date that is fifteen (15) months after the Closing Date or, if such date is not a Business Day, the Business Day next succeeding such date and (b) the date upon which the Delayed Tranche A Term Loan Commitments shall be earlier terminated pursuant hereto.

                 "Delivery Date": as defined in the definition of the term "Pricing Grid".

                 "Designated Future LMA Station": any Station operated by the Borrower or any of its Subsidiaries pursuant to local marketing arrangements (or should the FCC rules permit, under direct ownership) established after the Closing Date, provided that at the time of such arrangement such Station has not had positive cash flow for at least four consecutive fiscal quarters.

                 "Designated LMA Stations": any Existing LMA Station which has not had positive cash flow for at least four consecutive fiscal quarters.

                 "Documentation Agent": as defined in the introductory paragraph of this Agreement.

                 "Dollars" and "$": lawful currency of the United States of America.

                 "ECF Percentage": 75%, provided that the ECF Percentage shall be deemed to be 50% if, on the applicable Excess Cash Flow Application Date, the Consolidated Leverage Ratio as of the end of the last fiscal quarter preceding such Excess Cash Flow Application Date was less than
         6.00 to 1.00, provided further that the ECF Percentage shall be deemed to be 0% if, on the applicable Excess Cash Flow Application Date, the Consolidated Leverage Ratio as of the end of the last fiscal quarter preceding such Excess Cash Flow Application Date was less than 5.00 to 1.00.

                 "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

                 "Equity Holdings A": as defined in the preamble of this Agreement.

                 "Equity Holdings B": as defined in the preamble of this Agreement.

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                 "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

                 "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                 "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                 Eurodollar Base Rate
                                 --------------------
                       1.00 - Eurocurrency Reserve Requirements

                 "Eurodollar Tranche": the collective reference to Eurodollar Loans under the same Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                 "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                 "Excess Cash Flow": for any fiscal year of the Borrower, Consolidated EBITDA (plus or minus the cash portion of any extraordinary gains or losses incurred during such fiscal year without duplication of mandatory prepayments resulting from any transaction giving rise thereto) for such period (before any adjustments thereto
         (a) to exclude the Consolidated EBITDA attributable to any asset or business that was disposed of (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries during the period of calculation or (b) to include the Consolidated EBITDA attributable to any asset or business that was acquired (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries (excluding, to the extent identified and reasonably satisfactory to the Administrative Agent, pro forma cost savings in connection therewith to the extent included in Consolidated EBITDA) during the period of calculation), minus the sum of the following (without duplication):

                 (i) Consolidated Debt Service for such period;

                 (ii) Capital Expenditures made during such period by the Borrower and its Subsidiaries;

                 (iii) distributions permitted to be made by the Borrower pursuant to subsection 7.6(a)(iii) and other taxes of the Borrower for such period;

                 (iv) the amount of any increases during such period in Consolidated Working Capital;

                 (v) voluntary prepayments made during such period of the Term Loans;

                 (vi) voluntary repayments made during such period of the Revolving Credit Loans, provided that substantially simultaneously therewith the aggregate Revolving Credit Commitments are permanently reduced by an amount equal to the amount of such repayment;

                 (vii) any cash used during such period for any Restricted Payment (other than any dividend, repurchase of Capital Stock or other distribution made by the Borrower to Holdings), Permitted Acquisition, Asset Swap Transaction or Investment permitted pursuant to subsections 7.8(f), (j) or (i); and

                 (viii) amounts referred to in clause (ii) of subparagraph (b) of the proviso contained in the definition of the term "Net Income";

         plus the sum of the following (without duplication):

                 (i) the amount of all proceeds received during such period of Capital Lease Obligations, purchase money Indebtedness and any other Indebtedness to the extent used to finance any Capital Expenditures, to make any Restricted Payment (other than any dividend, repurchase of Capital Stock or other distribution made by the Borrower to Holdings) or to make a Permitted Acquisition; and

                 (ii) the amount of any decreases during such period in Consolidated Working Capital.

                 "Excess Cash Flow Application Date": as defined in subsection 2.9(c).

                 "Existing Indebtedness": all Indebtedness of the Borrower existing on the Closing Date and prior to the consummation of the Merger.

                 "Existing LMA Station": any Station operated as of the Closing Date pursuant to local marketing arrangements, including WBNE-TV, serving New Haven, Connecticut, WVBT-TV, serving Norfolk, Virginia, KNVA-TV, serving Austin, Texas, and KXTX-TX, serving Dallas, Texas.

                 "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility"), (c) the Incremental Term Loan Amounts and the Incremental Term Loans related thereto (the "Incremental Term Loan Facility"), (d) the Swingline Loan Commitments and the Swingline Loans made thereunder and
         (e) the Total Revolving Credit Commitments and the Revolving Extensions of Credit made thereunder (the "Revolving Credit Facility").

                 "FCC": the Federal Communications Commission or any Governmental Authority substituted therefor.

                 "Federal Funds Effective Rate": as defined in the definition of the term "ABR".

                 "Film Cash Payments": for any period, the sum (determined on a consolidated basis in accordance with GAAP) of all scheduled payments made and to be made by Holdings or any of its Subsidiaries during such period on Film Obligations which were existing as of, or have been incurred at any time after, the Closing Date.

                 "Film Obligations": all obligations in respect of the purchase, use, license or acquisition of programs, programming materials, films and similar assets used in connection with the business and operation of Holdings and its Subsidiaries.

                 "Final Order": with respect to the assignment or transfer of control of the Station Licenses for any Station, an order of the FCC approving such assignment or transfer that is final (i.e., no longer subject to further judicial or administrative review), as to which no requests for judicial or administrative review are pending, and that has not been reversed, stayed, enjoined, set aside, annulled or suspended.

                 "Fox":  the Fox Broadcasting Company.

                 "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                 "Funding Date": the day immediately prior to the day on which the Merger is consummated.

                 "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of Holdings and the Borrower as of the date of determination, except that for purposes of subsection 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in subsection 4.1(a). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. The term "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

                 "GECC": General Electric Capital Corporation, a New York corporation.

                 "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                 "Guarantors":  Holdings and the Subsidiary Guarantors.

                 "Hicks Muse": as defined in the introductory paragraph of this Agreement.

                 "HMTF": as defined in the definition of the term "Change of Control".

                 "Holdings": as defined in the introductory paragraph of this Agreement.

                 "Holdings Discount Indebtedness": the Holdings Discount Notes and any unsecured Indebtedness of Holdings the proceeds of which shall be used to refinance in full all of the Holdings Discount Notes, or other Holdings Discount Indebtedness outstanding, provided such refinancing Indebtedness has (a) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to the tenth anniversary of the Closing Date, (b) no financial maintenance covenants, (c) such other terms and conditions (including, without limitation, interest rate, events of default, covenants and interest Discount period) as shall be reasonably satisfactory to the Administrative Agent and (d) any permanent refinancing shall not be less favorable to the Borrower and the Lenders as the Holdings Discount Notes taken as a whole.

                 "Holdings Discount Notes": Holdings's 10% Discount Notes due 2008 issued on the Closing Date in accordance with subsection 5.1(x) (and shall include any substantially identical deferred interest senior unsecured notes of Holdings in the same aggregate principal amount issued after the Closing Date in exchange therefor pursuant to a registered exchange offer or shelf registration statement in accordance with the Holdings Discount Notes Indenture.)

                 "Holdings Discount Notes Indenture": the indenture to be entered into by Holdings in connection with the issuance of the Holdings Discount Notes or any other Holdings Discount Indebtedness, together with all instruments and other agreements entered into by Holdings in connection therewith, all in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.9.

                 "Incremental Lenders": (a) on any Incremental Term Loan Activation Date, the Lenders signatory to the Incremental Term Loan Activation Notice and (b) thereafter, each Lender which has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(c), an Incremental Term Loan.

                 "Incremental Maturity Date": as to the Incremental Term Loans to be made pursuant to any Incremental Term Loan Activation Notice, the maturity date specified in such Incremental Term Loan Activation Notice, which date shall be a date at least six months after the Tranche B Maturity Date.

                 "Incremental Term Loan Activation Date": each date, which shall be a Business Day on or before the Incremental Term Loan Termination Date, on which any Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Activation Notice pursuant to subsection 2.1(b).

                 "Incremental Term Loan Activation Notice": a notice substantially in the form of Exhibit G.

                 "Incremental Term Loan Amount": as to each Incremental Lender, on and after the effectiveness of any Incremental Term Loan Activation Notice, the obligation of such Incremental Lender to make Incremental Term Loans hereunder in a principal amount equal to the amount set forth under the heading "Incremental Term Loan Amount" opposite such Incremental Lender's name on such Incremental Term Loan Activation Notice.

                 "Incremental Term Loan Closing Date": each date, which shall be a Business Day on or before the Incremental Term Loan Termination Date, designated as such in an Incremental Term Loan Activation Notice.

                 "Incremental Term Loan Facility": as defined in the definition of the term "Facility".

                 "Incremental Term Loan Percentage": as to any Incremental Lender, the percentage which such Lender's Incremental Term Loans then outstanding constitutes of the aggregate principal amount of the Incremental Term Loans then outstanding.

                 "Incremental Term Loans":  as defined in subsection 2.1(b).

                 "Incremental Term Loan Termination Date":  March 3, 2003.

                 "Incremental Term Note": a Term Note evidencing Incremental Term Loans.

                 "Incur": as defined in subsection 7.2; and the term "Incurrence" shall have a correlative meaning.

                 "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables and accrued expenses incurred in the ordinary course of such Person's business),
         (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person,
         (f) all obligations of such Person, contingent or otherwise, as an account party under a bankers' acceptance, letter of credit or similar facilities, (g) the obligations of such Person under any Interest Rate Protection Agreement, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through
         (g) above and (i) all obligations of the kind referred to in clauses
         (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and on which obligations such Person has recourse only to such property; provided, however, that the amount of such Indebtedness of any Person described in this clause (i) shall, for the purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith.

                 "Initial Public Offering": an underwritten public offering by Holdings of Capital Stock of Holdings or any Subsidiary or parent thereof pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

                 "Initial Tranche A Term Loan Commitment": as to any Tranche A Term Loan Lender, the obligation of such Tranche A Term Loan Lender to make an Initial Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Initial Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Initial Tranche A Term Loan Commitments is $50,000,000.

                 "Initial Tranche A Term Loans": as defined in subsection 2.1(a)(i).

                 "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                 "Insolvent":  pertaining to a condition of Insolvency.

                 "Intellectual Property":  as defined in subsection 4.9.

                 "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period,
         (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of repayment thereof at final stated maturity, provided that the first Interest Payment Date shall be June 30, 1998.

                 "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility as determined in good faith by such Lenders) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility as determined in good faith by such Lenders) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto, provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                 (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                 (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date, in the case of Revolving Credit Loans, or the date final payment is due, in the case of Term Loans, shall end on the Revolving Credit Termination Date or such due date, as applicable;

                 (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                 (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                 "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which Holdings or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

                 "Investment" as defined in subsection 7.8.

                 "Investors":  as defined in the preamble of this Agreement.

                 "Issuing Lender": Chase or any of its affiliates, in its capacity as issuer of any Letter of Credit.

                 "Joint Venture Agreements": (a) the LP Agreement, (b) the LLC Agreement and (c) the NBC Transaction Agreements.

                 "Joint Venture Loan": as defined in the preamble of this Agreement.

                 "Joint Venture Loan Guarantee": the guarantee, in the form heretofore approved by the Administrative Agent, executed by Equity Holdings B with respect to the Joint Venture Loan.

                 "KNSD Assets":  as defined in the Transaction Agreement.

                 "KNSD-TV Station": television station KNSD-TV, serving San Diego, California.

                 "KXAN-TV Station": television station KXAN-TV, serving Austin, Texas.

                 "KXAS Assets":  as defined in the Transaction Agreement.

                 "KXTX Transaction": any transaction whereby the Borrower contributes KXTX-TV Station to any Affiliate of Hicks Muse or its principals in exchange for cash, a minority ownership interest therein or a combination thereof, provided that (i) the cash component of any such consideration shall not exceed 20% of the total consideration received in connection with such transaction and (ii) the Borrower shall deliver to the Administrative Agent a fairness opinion with respect to such consideration delivered by an independent investment banking firm of nationally recognized standing.

                 "KXTX-TV Station": television station KXTX-TV, serving Dallas, Texas.

                 "L/C Commitment":  $25,000,000.

                 "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                 "L/C Obligations":  at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

                 "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.

                 "Lenders": as defined in the introductory paragraph of this Agreement.

                 "Letters of Credit": as defined in subsection 3.1(a), provided that to the extent the Borrower shall have deposited amounts in a cash collateral account for the benefit of the Lenders, the Letters of Credit relating thereto shall be deemed not to be Letters of Credit for purposes of this Agreement.

                 "License Subsidiary": (a) as of the Closing Date, (i) in the case of the WISH-TV Station, the WANE-TV Station, the WAVY-TV Station and the WIVB-TV Station, LWWI, (ii) in the case of the KXAN-TV Station, KXAN, Inc., (iii) in the case of the WTNH-TV Station, WTNH Broadcasting, Inc. and (iv) in the case of the WAND-TV Station, WAND Television, Inc. and (b) after the Closing Date, in each case for clauses (i) through (iv) below upon receipt of the necessary FCC approvals for any transfer, (i) in the case of the WISH-TV Station and the WANE-TV Station, Indiana Broadcasting LLC, (ii) in the case of the WIVB-TV Station, WIVB Broadcasting LLC, (iii) in the case of the WAVY-TV Station, WAVY Broadcasting LLC, (iv) in the case of the WTNH-TV Station, WTNH Broadcasting Inc., (v) in the case of the KXAN-TV Station, KXAN, Inc., (vi) in the case of the WAND-TV Station, WAND Television, Inc. and (vii) in the case of any Station acquired after the date hereof, the Subsidiary of the Borrower that shall hold the respective Station Licenses under the authority of which such Station is operated, provided that each such License Subsidiary shall be a single purpose entity the sole purpose of which shall be to hold the Station Licenses and to perform related functions with respect thereto.

                 "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                 "LIN":  as defined in the preamble of this Agreement.

                 "LIN Texas": LIN Television of Texas, LP, a Delaware limited partnership.

                 "LIN Texas Loan": as defined in the preamble of this Agreement.
                 "LLC": Station Venture Holdings, LLC, a Delaware limited liability company.

                 "LLC Agreement": the Station Venture Holdings, LLC Amended and Restated Limited Liability Company Agreement dated as of January 15, 1998, between Outlet and LIN Texas.

                 "Loan": any loan made by any Lender pursuant to this Agreement.

                 "Loan Documents": this Agreement, the Security Documents and the Notes, if any.

                 "Loan Parties": Holdings, the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

                 "LP": Station Venture Operations, LP, a Delaware limited partnership.

                 "LP Agreement": the Station Venture Operations, LP Amended and Restated Limited Partnership Agreement dated as of January 15, 1998, between Outlet, the LLC and Holdings.

                 "LP Services Agreement": the TV Master Service Agreement dated as of January 15, 1998, among the LLC, the LP and NBC.

                 "LWWI":  as defined in the preamble of this Agreement.

                 "Majority Facility Lenders": with respect to any Facility, Lenders which collectively are the holders of more than 50% of the aggregate unpaid principal amount of the Tranche A Term Loans, the Tranche B Term Loans or the Incremental Term Loans, or of the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, (a) in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, Lenders which are collectively the holders of more than 50% of the aggregate Revolving Credit Commitments or, (b) in the case of the Tranche A Term Loan Facility, prior to the Delayed Tranche A Termination Date, Lenders which are collectively the holders of more than 50% of the sum of the Delayed Tranche A Term Loan Commitments and the outstanding Tranche A Term Loans).

                 "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                 "Majority Tranche A Term Facility Lenders": the Majority Facility Lenders in respect of the Tranche A Term Loan Facility.

                 "Material Adverse Effect": a material adverse effect on (a) at the Closing Date, the Transactions and the other transactions contemplated by this Agreement, (b) the business, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries or the Borrower and its Subsidiaries, each taken as a whole (other than, for purposes of the conditions to the initial funding of Loans on the Closing Date, changes in general economic conditions or in economic conditions generally affecting the television broadcasting industry) or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Swingline Lender, the Issuing Lender or the Lenders hereunder or thereunder.

                 "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                 "Merger":  as defined in the preamble of this Agreement.

                 "Merger Agreement": as defined in the preamble of this Agreement.

                 "Merger Transactions":   the transactions contemplated by the
         Merger Agreement.

                 "Mortgaged Properties":  the real properties listed on
         Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall, subject to subsection 10.17, be granted a Lien pursuant to the Mortgages and which initial Schedule 1.1B shall include only those real properties owned by the Borrower and its Subsidiaries at the Closing Date with a fair market value in excess of $1,500,000.

                 "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D-1 or D-2, as the case may be (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                 "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "NBC": the National Broadcasting Company, Inc., a Delaware corporation.

                 "NBC Network Affiliation Agreements": as defined in the preamble of this Agreement.

                 "NBC Transaction Agreements": the Transaction Agreement and all exhibits and schedules thereto.

                 "NBC Transactions": the transactions contemplated by the NBC Transaction Agreements.

                 "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, notarial fees, accountants' fees, investment banking fees, appraisal fees, survey costs, title insurance premiums, amounts to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith, net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or Incurrence, net of attorneys' fees, notarial fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually Incurred in connection therewith.

                 "Net Income": at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "Net Income" (or any like caption) on a consolidated statement of operations of the Borrower and its Subsidiaries at such date; provided that such amount shall be adjusted to exclude (to the extent otherwise included therein) (a) earnings or losses attributable to any Person (other than the LLC) in which the Borrower or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or such Subsidiary by such other Person in cash during such period and (b) any earnings or losses attributable to the interest of the Borrower or any of its Subsidiaries in the LLC, except for any such earnings to the extent of (i) actual distributions of Distributable Cash (as defined in the LLC Agreement) in respect of such interest made to the Borrower or any of its Subsidiaries and (ii) amounts that would have constituted Distributable Cash and would have been required to be distributed to the Borrower and its Subsidiaries in respect of such interest but for the reserve requirement of Section 8.06 of the LLC Agreement.

                 "Network Affiliation Agreements": the NBC Network Affiliation Agreements, each agreement set forth on Schedule 1.1D and each other agreement entered into by the Borrower or any of its Subsidiaries (including any such agreement assumed pursuant to an Asset Swap Transaction or otherwise) pursuant to which a television network agrees to serve as the primary source within a designated market area for television programming for any Station.

                 "Non-Consenting Lender":  as defined in subsection 2.20.

                 "Non-Excluded Taxes":  as defined in subsection 2.17(a).

                 "Non-Funding Lender":  as defined in subsection 2.15(c).

                 "Non-Station Asset": all of the assets used and useful for the operation of the Borrower's and its Subsidiaries' broadcasting and entertainment businesses, other than the Stations.

                 "Non-U.S. Lender":  as defined in subsection 2.17(b).

                 "Notes": the collective reference to the Term Notes, the Revolving Credit Notes and the Swingline Notes.

                 "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent, the Swingline Lender, the Issuing Lender or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Notes, any other

         Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, to the Swingline Lender, to the Issuing Lender or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                 "Original Guarantee": as defined in the preamble of this Agreement.

                 "Original Lien": as defined in the preamble of this Agreement.

                 "Outlet": Outlet Broadcasting, Inc., a Rhode Island corporation.

                 "Participant":  as defined in subsection 10.6(b).

                 "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                 "Permitted Acquisition": the acquisition by the Borrower or any of its Subsidiaries of one or more Broadcast Stations or Broadcast Enterprises, or all the capital stock of, or other equity interests in, any other Person whose primary business is the ownership and operation of one or more Broadcast Stations or Broadcast Enterprises, in the United States (or such lesser amount as shall be determined by the Board of Directors of the Borrower or such Subsidiary as fair consideration), including, without limitation, the KXTX Transaction, provided that (a) on a pro forma basis for the most recently completed four-fiscal-quarter period for which financial statements are available on the date of such acquisition, no Default or Event of Default will have occurred and be continuing (including, without limitation, pursuant to subsection 7.1), provided that for purposes of calculating Consolidated EBITDA pursuant to this clause (a), the Consolidated EBITDA of such Broadcast Stations or Broadcast Enterprises being acquired for such four-fiscal-quarter period shall be equal to the Consolidated EBITDA of such Broadcast Stations or Broadcast Enterprises for the 12-month period immediately preceding such acquisition, (b) the Borrower provides the Administrative Agent with a certificate showing compliance with all of the covenants contained in subsection 7.1 and showing the aggregate purchase price (including the assumption of any Indebtedness) for such Permitted Acquisition, (c) the Borrower takes such actions as may be required or reasonably requested to ensure that the Administrative Agent, for the ratable benefit of the Lenders, has a perfected first priority security interest in any assets required to be secured pursuant to subsection 6.10 or any other Loan Document, subject to Liens permitted by subsection 7.3, and (d) the Borrower provides the Administrative Agent with appropriate supporting documentation if reasonably requested by the Administrative Agent, including, without limitation, any acquisition documents in connection with such acquisition, opinions of counsel, including FCC counsel, in connection therewith and copies of an FCC consent on Form 732 (or any comparable form issued by the FCC) relating to the transfer of control or assignment of the Station Licenses of any acquired Broadcast Station to the Borrower or its Subsidiary and, unless the Administrative Agent shall otherwise agree, such consent shall have become a Final Order.

                 "Permitted Issuance": (a) the issuance by Holdings of shares of Capital Stock as dividends on issued and outstanding Capital Stock of the same class of Holdings or pursuant to any dividend reinvestment plan, (b) the issuance by Holdings of options or other equity securities of Holdings to outside directors, members of management or employees of Holdings or any Subsidiary of Holdings, (c) the issuance of securities as interest or dividends on pay-in-kind debt or preferred equity securities in accordance with their terms permitted hereunder and under the other Loan Documents, (d) the issuance to Holdings or any Subsidiary (or any director, with respect to directors' qualifying shares) by any of its Subsidiaries of any of their respective Capital Stock, in each case with respect to this clause (d) to the extent such Capital Stock issued to Holdings or any Subsidiary is pledged to the Administrative Agent pursuant to the applicable Loan Document (provided that (i) only 65% of the voting Capital Stock of any foreign Subsidiary of the Borrower is required to be so pledged and (ii) no voting Capital Stock of any foreign Subsidiary of any other foreign Subsidiary is required to be so pledged), (e) the issuance by Holdings of shares of its common stock in connection with a Permitted Acquisition, (f) cash payments made in lieu of issuing fractional shares of Holdings Capital Stock in an aggregate amount not to exceed $100,000, and (g) the issuance by Holdings of shares of Capital Stock of Holdings to infuse additional capital into Holdings in an aggregate amount not to exceed $25,000,000, plus any amounts relating to the infusion of capital into Holdings made (i) within 45 days after the Closing Date and (ii) solely for the purpose of making an Investment in the Joint Venture as contemplated by subsection 7.8(o).

                 "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Pledged Debt Securities": as defined in the Guarantee and Collateral Agreement.

                 "Pledged Stock": as defined in the Guarantee and Collateral Agreement.

                 "Pricing Grid":  the pricing grid as follows:

                        Tranche A Term Loans, Revolving
                        Credit Loans and Swingline Loans

                                                   Applicable            Applicable       Revolving/
Consolidated Leverage Ratio                        Margin for            Margin for     Tranche A Term
---------------------------                     Eurodollar Loans          ABR Loans      Loan Facility
                                                ----------------         ----------        Commitment
                                                                                              Fee
                                                                                       -----------------
Level 1:         Greater than or equal to                        2.00%      1.00%           0.500%
                 6.50 to 1.00

Level 2:         Greater than or equal to                        1.75%      0.75%           0.375%
                 6.00 to 1.00 and less
                 than 6.50 to 1.00

Level 3:         Greater than or equal to                        1.50%      0.50%           0.375%
                 5.50 to 1.00 and less
                 than 6.00 to 1.00

Level 4:         Greater than or equal to                        1.25%      0.25%           0.375%
                 5.00 to 1.00 and less
                 than 5.50 to 1.00

Level 5:         Greater than or equal to                        1.00%      0.00%           0.375%
                 4.50 to 1.00 and less
                 than 5.00 to 1.00

Level 6:         Less than 4.50 to 1.00                          0.75%      0.00%           0.250%


                                                   Tranche B Term Loans
                                                   --------------------


                                                    Applicable                    Applicable
Consolidated Leverage Ratio                         Margin for                    Margin for
---------------------------                      Eurodollar Loans                  ABR Loans
                                                 ----------------                 -----------
Level 1:         Greater than or equal to                          2.25%                         1.25%
                 6.50 to 1.00

Level 2:         Greater than or equal to                          2.00%                         1.00%
                 6.00 to 1.00 and less
                 than 6.50 to 1.00

Level 3:         Greater than or equal to                          2.00%                         1.00%
                 5.50 to 1.00 and less
                 than 6.00 to 1.00

Level 4:         Greater than or equal to                          1.75%                          .75%
                 5.00 to 1.00 and less
                 than 5.50 to 1.00

                                                    Applicable                    Applicable
Consolidated Leverage Ratio                         Margin for                    Margin for
---------------------------                      Eurodollar Loans                  ABR Loans
                                                 ----------------                 -----------
Level 5:         Greater than or equal to                          1.75%                          .75%
                 4.50 to 1.00 and less
                 than 5.00 to 1.00

Level 6:         Less than 4.50 to 1.00                            1.75%                          .75%

Changes in the Applicable Margin and the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the day (the "Adjustment Date") of receipt by the Administrative Agent of the financial statements delivered pursuant to subsection 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, at the option of the Administrative Agent or the Required Lenders, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be determined by reference to "Level 1". Each determination of the Consolidated Leverage Ratio pursuant to this paragraph shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements, provided that prior to delivery (the date of such delivery, the "Delivery Date") of the financial statements for the first fiscal quarter following the Closing Date, the Consolidated Leverage Ratio shall be determined by reference to the pro forma financial statements delivered to the Administrative Agent by the Borrower on or prior to the Closing Date (such statements to be reasonably satisfactory to the Administrative Agent) giving pro forma effect to the Transactions for the most recently completed four-fiscal-quarter period of the Borrower for which financial statements are available, and if no such statements are so delivered, the Consolidated Leverage Ratio prior to the Delivery Date shall be deemed to be that corresponding to "Level 1".

                 "Prime Rate":  as defined in the definition of the term "ABR".

                 "Projections":  as defined in subsection 6.2(c).

                 "Properties":  as defined in subsection 4.17(a).

                 "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                 "Qualified Issuer": any commercial bank (a) which has, or whose obligations are guaranteed by an affiliated commercial bank which has, capital and surplus in excess of $500,000,000 and (b) the outstanding long-term debt securities of which are rated at least A-2 by Standard & Poor's Ratings Services or at least P-2 by Moody's Investors Service,

         Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

                 "Recovery Event": any settlement of or payment in respect of any property insurance or casualty insurance claim or any condemnation proceeding or deed in lieu thereof relating to any Property of Holdings or any of its Subsidiaries, excluding any such settlement or payment which, together with any related settlement or payment, yields gross proceeds to Holdings or any of its Subsidiaries of less than $5,000,000.

                 "Refinanced Indebtedness": as defined in the preamble of this Agreement.

                 "Refunded Swingline Loans":  as defined in subsection
         2.4(c)(ii).

                 "Register":  as defined in subsection 10.6(d).

                 "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

                 "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by Holdings or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to subsection 2.9(d) as a result of the delivery of a Reinvestment Notice.

                 "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                 "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business, provided that to the extent the Net Cash Proceeds of an Asset Sale relate to the sale of a Broadcasting Asset sold in accordance with subsection 7.5(h) or exchanged in accordance with subsection 7.5(i) or relate to a Recovery Event with respect to a Broadcasting Asset, the Borrower may deliver a Reinvestment Notice with respect to such Net Cash Proceeds only to the extent such Net Cash Proceeds shall be used to make a Permitted Acquisition pursuant to subsection 7.5(h) or to pay cash consideration in connection with an Asset Swap Transaction pursuant to subsection 7.5(i).

                 "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                 "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount, provided that if the Reinvestment Notice with respect to such Reinvestment Event relates to the acquisition of a new Station by the Borrower or any of its Subsidiaries (whether as a result of a Permitted Acquisition, an Asset Swap Transaction or otherwise) and the Borrower or such Subsidiary has filed within 365 days of the Reinvestment Event an application with the FCC for the approval of the transfer of control or assignment of the Station License of such acquired Station, the period specified in paragraph (a) shall be extended to a period equal to five Business Days after the time required for the FCC to issue a Final Order relating to the transfer of control of such Station License.

                 "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                 "Replacement Guarantor Pledge Agreement": as defined in the credit agreement governing the Joint Venture Loan.

                 "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under the regulations issued pursuant to
         Section 4043(b) of ERISA.

                 "Required Lenders": Lenders, other than Non-Funding Lenders, which collectively are the holders of more than 50% of the sum of (i) the Loans, (ii) the unused Tranche A Term Loan Commitments and (iii) the aggregate unused Revolving Credit Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit (other than Swingline Loans).

                 "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation (including, without limitation, Environmental Laws or rules, regulations or orders, whether addressed to Holdings, the Borrower or any of its Subsidiaries, of the FCC) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Responsible Officer": the chief executive officer, the president, any vice president or senior vice president, the treasurer or any assistant treasurer, the secretary or assistant secretary and the chief financial officer (or officer having comparable duties) of the Borrower (including, in any event, any person who is an officer of the Borrower and is named on the closing certificate delivered by the Borrower on the Closing Date pursuant to subsection 5.1(d) whether or not such person holds any of the foregoing positions).

                 "Restricted Payment" as defined in subsection 7.6.

                 "Revolving Credit Commitment": as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender, if any, to make Revolving Credit Loans, and to participate in Swingline Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Revolving Credit Commitments is $50,000,000.

                 "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

                 "Revolving Credit Facility": as defined in the definition of the term "Facility".

                 "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(c), Revolving Credit Loans or has participations in outstanding Letters of Credit or Swingline Loans.

                 "Revolving Credit Loans":  as defined in subsection 2.4(a).

                 "Revolving Credit Note":  as defined in subsection 10.6(f).

                 "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

                 "Revolving Credit Termination Date": the earlier of (a) the Scheduled Revolving Credit Termination Date or, if such date is not a Business Day, the Business Day next preceding such date and (b) the date upon which the Revolving Credit Commitments shall be earlier terminated pursuant hereto.

                 "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Swingline Exposure at such time.

                 "Scheduled Revolving Credit Termination Date":  March 31,
         2005.

                 "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                 "Senior Subordinated Indebtedness": the Senior Subordinated Notes and any unsecured senior subordinated Indebtedness of the Borrower the proceeds of which shall be used to refinance in full all of the Senior Subordinated Notes, or other Senior Subordinated Indebtedness outstanding, provided such refinancing Indebtedness has
         (a) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to the tenth anniversary of the Closing Date, (b) no financial maintenance covenants, (c) such other terms and conditions (including without limitation, interest rate, events of default, subordination and covenants) as shall be reasonably satisfactory to the Administrative Agent and (d) any permanent refinancing shall not be less favorable to the Borrower and the Lenders as the Senior Subordinated Notes taken as a whole.

                 "Senior Subordinated Note Indenture": the indenture to be entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes or any other Senior Subordinated Indebtedness, together with all instruments and other agreements entered into by the Borrower and such Subsidiaries in connection therewith, all in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.9.

                 "Senior Subordinated Notes": the Borrower's 8 3/8% Senior Subordinated Notes due 2008 issued on the Closing Date in accordance with subsection 5.1(w) (and shall include any substantially identical senior subordinated notes of the Borrower in the same aggregate principal amount issued after the Closing Date in exchange therefor pursuant to a registered exchange offer or shelf registration statement in accordance with the Senior Subordinated Note Indenture).

                 "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                 "Station Licenses": (a) with respect to the Borrower or any of its Subsidiaries, all authorizations, licenses or permits issued by the FCC and granted or assigned to the Borrower or any of its Subsidiaries, or under which the Borrower or any of its Subsidiaries has the right to operate any Station, together with any extensions or renewals thereof and (b) with respect to any other Person, all authorizations, licenses or permits issued by the

         FCC and granted or assigned to such Person, or under which such Person has the right to operate any Broadcast Station, together with any extensions or renewals thereof.

                 "Stations": collectively, (a) the WISH-TV Station, (b) the WANE-TV Station, (c) the WIVB-TV Station, (d) the WAVY-TV Station, (e) the WTNH-TV Station, (f) the KXAN-TV Station, (g) the WAND-TV Station and (h) any additional Broadcast Station acquired after the date hereof.

                 "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower after giving effect to the Transactions.

                 "Subsidiary Guarantor": each Subsidiary of the Borrower party to the Guarantee and Collateral Agreement.

                 "Swingline Exposure": at any time, the aggregate principal amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall mean its Revolving Credit Percentage of the aggregate Swingline Exposure at such time.

                 "Swingline Lender": as defined in the introductory paragraph of this Agreement.

                 "Swingline Loan Participation Certificate": a certificate in substantially the form of Exhibit H.

                 "Swingline Loan Commitment": the obligation of the Swingline Lender to make Swingline Loans to the Borrower hereunder. The original amount of the Swingline Loan Commitment is $25,000,000.

                 "Swingline Loans":  as defined in subsection 2.4(c)(i).

                 "Swingline Note":  as defined in subsection 10.6(f).

                 "Syndication Agent": as defined in the introductory paragraph of this Agreement.

                 "Term Commitments": the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments.

                 "Term Loans": the Tranche A Term Loans, the Tranche B Term Loans and the Incremental Term Loans made by the Lenders to the Borrower pursuant to subsection 2.1.

                 "Term Notes":  as defined in subsection 10.6(f).

                 "Test Period": any period of four consecutive fiscal quarters of the Borrower most recently ended.

                 "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

                 "Tranche A Term Loan Commitment": as to any Tranche A Term Loan Lender, such Tranche A Term Loan Lender's Initial Tranche A Term Loan Commitment and Delayed Tranche A Term Loan Commitment.

                 "Tranche A Term Loan Facility": as defined in the definition of the term "Facility".

                 "Tranche A Term Loan Lender": each Lender which has a Tranche A Term Loan Commitment or which has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(c), a Tranche A Term Loan.

                 "Tranche A Term Loan Percentage": as to any Tranche A Term Loan Lender (a) at any time prior to the Closing Date, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments, (b) at any time during the Delayed Tranche A Commitment Period, the percentage which the sum of such Lender's Delayed Tranche A Term Loan Commitment and the principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the sum of the aggregate Delayed Tranche A Term Loan Commitments and the aggregate principal amount of the Tranche A Term Loans then outstanding and (c) at any time after the end of the Delayed Tranche A Commitment Period, the percentage which the principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding.

                 "Tranche A Term Loans": the Initial Tranche A Term Loans and the Delayed Tranche A Term Loans.

                 "Tranche A Term Note": any Term Note evidencing Tranche A Term Loans.

                 "Tranche B Maturity Date":  as defined in subsection 2.3(b).

                 "Tranche B Term Loan Commitment": as to any Tranche B Term Loan Lender, the obligation of such Tranche B Term Loan Lender to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche B Term Loan Commitments is $120,000,000.

                 "Tranche B Term Loan Facility": as defined in the definition of the term "Facility".

                 "Tranche B Term Loan Lender": each Lender which has a Tranche B Term Loan Commitment or which has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(c), a Tranche B Term Loan.

                 "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

                 "Tranche B Term Loans":  as defined in subsection 2.1(a)(ii).

                 "Tranche B Term Note": any Term Note evidencing Tranche B Term Loans.

                 "Transaction Agreement": the Transaction Agreement dated as of January 15, 1998, between NBC, Outlet, LIN Texas, the Borrower, the LLC, the LP and Holdings.

                 "Transaction Documents": the Merger Agreement, the Joint Venture Agreements and the other documents relating to the Transactions.

                 "Transactions":  the Merger Transactions and the NBC
         Transactions.

                 "Transferee":  as defined in subsection 10.6(g).

                 "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                 "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised from time to time.

                 "WAND-TV Station": television station WAND (TV), serving Decatur, Illinois.

                 "WANE-TV Station": television station WANE-TV, serving Fort Wayne, Indiana.

                 "WAVY-TV Station": television station WAVY-TV, serving Norfolk, Virginia.

                 "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                 "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                 "WISH-TV Station": television station WISH-TV, serving Indianapolis, Indiana.

                 "WIVB-TV Station": television station WIVB-TV, serving Buffalo, New York.

                 "WOOD-TV Acquisition": as defined in the preamble of this Agreement.

                 "WOOD-TV Purchase Agreement": the Asset Purchase Agreement dated August 12, 1997, among Holdings, LIN Broadcasting Corporation, LIN Michigan Broadcasting Corporation, LCH Communications, Inc. and the Borrower.

                 "WOOD-TV Station": television station WOOD-TV, serving Grand Rapids, Michigan.

                 "WTNH-TV Station": means television station WTNH-TV, serving New Haven, Connecticut.

                 "WVTM Assets":  as defined in the preamble of this Agreement.

                 "WVTM Purchase Agreement": the Asset Purchase Option Agreement among Holdings, Birmingham Broadcasting (WVTM TV), Inc. and NBC dated January 15, 1998.

                 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                 (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

                 2.1 Term Commitments. (a) Subject to the terms and conditions hereof,

                 (i) each Tranche A Term Loan Lender severally agrees (A) to make a term loan (an "Initial Tranche A Term Loan") to the Borrower on the Closing Date in a principal amount not to exceed the amount of the Initial Tranche A Term Loan Commitment of such Lender and (B) to make a term loan (a "Delayed Tranche A Term Loan") to the Borrower at any one time during the Delayed Tranche A Commitment Period in a principal amount not to exceed the Delayed Tranche A Term Loan Commitment of such Lender.

                 (ii) each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the Closing Date in a principal amount not to exceed the Tranche B Term Loan Commitment of such Lender.

                 (b) The Borrower and all or certain of the Lenders may, up to five times during the period from and including the Closing Date to but excluding the Incremental Term Loan Termination Date, agree that such Lenders shall become Incremental Lenders or increase the principal amount of their Incremental Term Loans by executing and delivering to the Administrative Agent an Incremental Term Loan Activation Notice specifying (i) the respective Incremental Term Loan Amount of such Incremental Lenders, (ii) the applicable Incremental Term Loan Closing Date, (iii) the applicable Incremental Maturity Date, (iv) the amortization schedule for the applicable Incremental Term Loans, which shall comply with subsection 2.3(c) and (v) the Applicable Margin for the Incremental Term Loans to be made pursuant to such Incremental Term Loan Activation Notice, and which shall be otherwise duly completed. Each Incremental Lender that is a signatory to an Incremental Term Loan Activation Notice severally agrees, on the terms and conditions of this Agreement, to make a term loan (an "Incremental Term Loan") to the Borrower on the Incremental Term Loan Closing Date specified in such Incremental Term Loan Activation Notice in a principal amount not to exceed the amount of the Incremental Term Loan Amount of such Incremental Lender specified in such Incremental Term Loan Activation Notice. Subject to the terms and conditions of this Agreement, the Borrower may convert Incremental Term Loans of one Type into Incremental Term Loans of another Type (as provided in subsection 2.10) or continue Incremental Term Loans of one Type as Incremental Term Loans of the same Type (as provided in subsection 2.10). Incremental Term Loans that are prepaid may not be reborrowed. Nothing in this subsection 2.1(b) shall be construed to obligate any Lender to execute an Incremental Term Loan Activation Notice. Notwithstanding the foregoing, (a) without the consent of the Required Lenders the Borrower shall not solicit any Incremental Term Loan Activation Notice after March 3, 2001 and (b) the aggregate amount of Incremental Term Loans shall not exceed $225,000,000.

                 (c) The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.10.

                 2.2 Procedure for Term Loan Borrowing. (a) The Borrower shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders make the Initial Tranche A Term Loans and the Tranche B Term Loans, respectively, on the Closing Date and specifying the amount to be borrowed. Each such notice shall be given by the Borrower in the form of Exhibit J. The Initial Tranche A Term Loans and the Tranche B Term Loans made on the Closing Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche A Term Loan Lender and Tranche B Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Tranche A Term Loan Lender and Tranche B Term Loan Lender shall make available to the Administrative Agent at its office specified in subsection 10.2 an amount in immediately available funds equal to the Initial Tranche A Term Loans or Tranche B Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Tranche A Term Loan Lenders and Tranche B Term Loan Lenders in like funds as received by the Administrative Agent.

                 (b) The Borrower shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice of each borrowing of Delayed Tranche A Term Loans or Incremental Term Loans (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (A) the amount and Type of Delayed Tranche A Term Loans or Incremental Term Loans to be borrowed, (B) the requested Borrowing Date and (C) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each such notice shall be given by the Borrower in the form of Exhibit J. There shall be only one borrowing under the Delayed Tranche A Term Loan Commitment and no more than five borrowings under the Incremental Term Loan Facility. The borrowing under the Delayed Tranche A Term Loan Commitment and each borrowing under the Incremental Term Loan Facility shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof and
(y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice with respect to a Delayed Tranche A Term Loan or Incremental Term Loan from the Borrower, the Administrative Agent shall promptly notify each Tranche A Term Loan Lender or Incremental Lender, as the case may be, thereof. Each Tranche A Term Loan Lender will make the amount of its pro rata share of each borrowing available to, and each Incremental Lender will make its respective Incremental Term Loan Amount available to, the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the applicable Lenders and in like funds as received by the Administrative Agent.

                 2.3 Repayment of Term Loans. (a) The Tranche A Term Loans of each Tranche A Term Loan Lender shall mature in 26 consecutive quarterly installments, commencing on December 31, 1998, each of which installments in any calendar year specified below shall be in an amount equal to the product of
(i) one quarter of the percentage set forth opposite such calendar year (except with respect to 1998 and 2005, during which there will be one installment made on December 31, 1998, and March 31, 2005, respectively, and with respect to 2005 in the lesser of the amount of Tranche A Term Loans then outstanding and the percentage set forth below opposite the year 2005), (ii) the amount of the outstanding Tranche A Term Loans as of the Closing Date plus $125,000,000 and
(iii) such Lender's Tranche A Term Loan Percentage:

                 Year                                        Percentage
                 ----                                        ----------
                 1998                                           1.190%
                 1999                                           8.333
                 2000                                          11.310
                 2001                                          13.690
                 2002                                          17.857
                 2003                                          19.048
                 2004                                          22.619
                 2005                                           5.953

                 Notwithstanding the foregoing, if (a) the WOOD-TV Acquisition shall not occur prior to the Delayed Tranche A Termination Date or (b) the WOOD-TV Acquisition shall occur and the difference between $125,000,000 and the actual aggregate principal amount of the Delayed Tranche A Term Loans is greater than zero, then the quarterly installments of principal of the Tranche A Term Loans after the earlier of the Delayed Tranche A Termination Date and the date, if any, on which the WOOD-TV Acquisition shall occur (such earlier date, the "Installment Adjustment Date") will be determined in accordance with the first sentence of this subsection 2.3(a) but substituting for the amount determined pursuant to clause (ii) thereof the amount (the "Actual Tranche A Term Loan Amount") equal to the sum of (i) the amount of the outstanding Tranche A Term Loans on the Closing Date and (ii) the amount of Delayed Tranche A Term Loans, if any, provided that the amounts of such quarterly installments payable after the Installment Adjustment Date shall be reduced in order of maturity in an aggregate amount equal to the difference between (A) the aggregate amount of the scheduled installments of Tranche A Term Loans paid prior to the Installment Adjustment Date and (B) the aggregate amount of scheduled installments of Tranche A Term Loans that would have been required to have been paid prior to the Installment Adjustment Date if such installments had been determined in accordance with the first sentence of this subsection
2.3 but substituting for the amount determined pursuant to clause (ii) thereof the Actual Tranche A Term Loan Amount.

                 (b) The Tranche B Term Loans of each Tranche B Term Loan Lender shall mature in 34 consecutive quarterly installments, commencing on December 31, 1998, each of which installments in any calendar year specified below shall be in an amount equal to the product of (i) one quarter of the percentage set forth opposite such calendar year (except with respect to 1998 and 2007, during which there will be one installment made on December 31, 1998 and March 31, 2007 (the "Tranche B Maturity Date"), respectively, and with respect to 2007 in the lesser of the amount of Tranche B Term Loans then outstanding and the percentage set forth below opposite the year 2007), (ii) the amount of the outstanding Tranche B Term Loans as of the Closing Date and
(iii) such Lender's Tranche B Term Loan Percentage:

                 Year                                         Percentage
                 ----                                         ----------
                 1998                                             0.200%
                 1999                                             0.400
                 2000                                             0.400
                 2001                                             0.400
                 2002                                             0.400
                 2003                                             0.400
                 2004                                             0.400
                 2005                                            24.100
                 2006                                            57.000
                 2007                                            16.300

                 (c) The Incremental Term Loans, if any, of each Incremental Lender shall mature in consecutive quarterly installments as specified in the Incremental Term Loan Activation Notice pursuant to which such Incremental Term Loans were made, provided that prior to the date that is six months following the Tranche B Maturity Date the amounts of such installments for any four consecutive fiscal quarters shall not exceed 1% of the aggregate principal amount of such Incremental Term Loans on the date such Loans were first made.

                 2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Swingline Exposure at such time and Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Credit Loans in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.5 and 2.10, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Credit Termination Date.

                 (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date and all outstanding Swingline Loans on the earlier of the Revolving Credit Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made.

                 (c)(i) Subject to the terms and conditions hereof, the Swingline Lender agrees to make swingline loans ("Swingline Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $25,000,000, provided that at no time may the Total Revolving Extensions of Credit exceed the aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Borrower may use the Swingline Loan Commitment by borrowing, prepaying, in whole or in part, and reborrowing the Swingline Loans, all in accordance with the terms and conditions hereof. All Swingline Loans shall be ABR Loans. The Borrower shall give the Swingline Lender irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Swingline Lender prior to 12:00 noon New York City time) on the requested Borrowing Date specifying the amount of the requested Swingline Loan which shall be in an aggregate minimum amount of $100,000, or a whole multiple of $25,000 in excess thereof. Each such notice shall be given by the Borrower in the form of Exhibit J. The proceeds of the Swingline Loan will be made available by the Swingline Lender to the Borrower at the office of the Swingline Lender by 2:00 p.m. New York City time on the Borrowing Date by crediting the account of the

Borrower at such office with such proceeds. The Borrower may, at any time and from time to time, prepay the Swingline Loans, in whole or in part, without premium or penalty, by notifying the Swingline Lender prior to 12:00 noon New York City time on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000, or a whole multiple of $25,000 in excess thereof.

                 (ii) The Swingline Lender, at any time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), and without regard to the minimum amounts in subsection 2.5, request each Revolving Credit Lender including the Swingline Lender to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Percentage of the amount of the Swingline Loans outstanding on the date such notice is given (the "Refunded Swingline Loans"). Unless any of the events described in paragraph (f) of
Section 8 shall have occurred with respect to the Borrower (in which event the procedures of subparagraph (iii) of this subsection 2.4(c) shall apply), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swingline Lender at the office of the Administrative Agent specified in subsection 10.2 prior to 1:00 p.m. New York City time in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swingline Loans. Effective on the day such Revolving Credit Loans are made, the portion of such Loans so paid shall no longer be outstanding as Swingline Loans, shall no longer be due under any Swingline Note and shall be Revolving Credit Loans made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages. The Borrower authorizes the Swingline Lender to charge its accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swingline Loans.

                 (iii) If prior to the making of a Revolving Credit Loan pursuant to subparagraph (ii) of this subsection 2.4(c) one of the events described in paragraph (f) of Section 8 shall have occurred and be continuing with respect to the Borrower, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.4(c)(ii), purchase an undivided participating interest in the Refunded Swingline Loan in an amount equal to (i) its Revolving Credit Percentage times (ii) the Refunded Swingline Loans. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a Swingline Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                 (iv) Whenever, at any time after any Revolving Credit Lender has purchased a participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swingline

Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it.

                 (v) Each Revolving Credit Lender's obligation to make the Loans referred to in subsection 2.4(c)(ii) and to purchase participating interests pursuant to subsection 2.4(c)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever;
(B) the occurrence or continuance of a Default or an Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Borrower; (D) any breach of this Agreement or any other Loan Document by Holdings, the Borrower or any of its Subsidiaries or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                 2.5 Procedure for Revolving Credit Borrowing. Subject to subsection 2.8(b), the Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and
(iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each such notice shall be given by the Borrower in the form of Exhibit J. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to
(A) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

                 2.6 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof. For purposes of calculating commitment fees under this subsection 2.6(a) only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

                 (b) The Borrower agrees to pay to the Administrative Agent for the account of each Tranche A Term Loan Lender a commitment fee for the period from and including the Closing Date to the Delayed Tranche A Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Delayed Tranche A Term Loan Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Delayed Tranche A Termination Date, commencing on the first of such dates to occur after the date hereof.

                 (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates set forth in the Amended and Restated Fee Letter dated January 12, 1998, in writing among Holdings, the Borrower, the Administrative Agent and Chase Securities Inc.

                 2.7  Termination or Reduction of Commitments.

                 (a) The Initial Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Closing Date. The Delayed Tranche A Term Loan Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Delayed Tranche A Termination Date. The Revolving Credit Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Revolving Credit Termination Date.

                 (b) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or the Delayed Tranche A Term Loan Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments or the Delayed Tranche A Term Loan Commitments, provided that no such termination or reduction with respect to Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Swingline Loans and the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Revolving Credit Commitments then in effect. Any reduction pursuant to this subsection 2.7(b) shall be in an amount equal to $1,000,000, or a whole multiple of $100,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments or the Delayed Tranche A Term Loan Commitments, as applicable, then in effect. Upon receipt of any notice pursuant to this subsection 2.7(b), the Administrative Agent shall promptly notify each Tranche A Term Loan Lender or each Revolving Credit Lender and the Swingline Lender, as applicable, of the contents thereof).

                 2.8 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable written (or telephonic promptly confirmed in writing) notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to subsection 2.18.
Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments (other than as contemplated in subsection 2.8(b)) of Eurodollar Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $100,000 in excess thereof. Partial prepayments (other than of a Swingline Loan or as contemplated by subsection 2.8(b)) of ABR Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 thereof. At the election of the Borrower, the first $20,000,000 in aggregate amount of optional prepayments on account of the Term Loans shall be applied to the then remaining installments thereof as the Borrower elects and thereafter optional prepayments of the Term Loans shall be allocated among the Term Loans under the Tranche A Term Loan Facility, the Tranche B Term Loan Facility and the Incremental Term Loan Facility ratably based on the outstanding principal amount of the Term Loans under each such Facility and applied to the then remaining installments of the Term Loans under each such Facility ratably based on the number of then remaining installments under such Facility (i.e. each then remaining installment of the applicable Term Loans shall be reduced by an amount equal to the aggregate amount to be applied to such Term Loan divided by the number of the then remaining installments for such Term Loans), provided that if the amount to be applied to any installment required by this Agreement would exceed the then remaining amount of such installment, then an amount equal to such excess shall be applied to the remaining installments in the order of maturity after giving effect to all prior reductions thereto (including the amount of prepayments theretofore allocated pursuant to the preceding portion of this sentence).

                 (b) In the event that the Borrower specifies in the Reinvestment Notice with respect to the sale of any Broadcasting Asset that the Borrower will apply the Net Cash Proceeds of such sale to the temporary repayment of Revolving Credit Loans pursuant to this subsection 2.8(b), the Borrower shall apply such Net Cash Proceeds to the repayment of Revolving Credit Loans as provided in subsection 2.8(a), without giving effect to any minimum repayment amounts set forth therein. Any such repayment is referred to herein as a "Broadcasting Asset Temporary Repayment". The Borrower may from time to time reborrow all or a portion of the amount prepaid pursuant to any Broadcasting Asset Temporary Repayment if (i) such borrowing complies with all the procedures for borrowing set forth in subsection 2.5 and (ii) promptly upon the receipt of the proceeds of such borrowing, the Borrower (A) applies such proceeds to make a Permitted Acquisition, (B) deposits such proceeds in a cash collateral account with the Administrative Agent as contemplated by subsection 2.9(b) or (C) applies such proceeds to the prepayment of Term Loans and the permanent reduction of Revolving Credit Commitments in the manner specified in such subsection 2.9(d). So long as any portion of any Broadcasting Asset Temporary Repayment has not been reborrowed, the Borrower shall not be entitled to borrow, and no Lender shall be entitled to make, Revolving Credit Loans or Swingline Loans if after giving effect thereto the aggregate amount of outstanding Revolving Extensions of Credit at such time would exceed an amount equal to (i) the aggregate amount of the Revolving Credit Commitments at such time minus (ii) the aggregate amount of all Broadcasting Asset Temporary Repayments that have not been reborrowed at such time.

                 2.9 Mandatory Prepayments and Commitment Reductions. (a) If any Capital Stock (other than a Permitted Issuance) or Indebtedness shall be issued or Incurred by Holdings, the Borrower or any of its Subsidiaries (excluding any Incurrence of Indebtedness in accordance with subsection 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or Incurrence toward the prepayment of the Term Loans and to the extent of any excess to the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(d), provided that if, at the time of such issuance or Incurrence, the Consolidated Leverage Ratio as of the last day of the most recent Test Period is (i) less than 5.00 to 1.00 and greater than or equal to 4.00 to 1.00, an amount equal to 50% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or Incurrence first, toward the prepayment of the Term Loans, and second, to the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(d) and (ii) less than 4.00 to 1.00, no such prepayment or reduction shall be required in respect of such issuance or Incurrence.

                 (b) If on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied, within five Business Days after such date, toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(d), provided that if a Reinvestment Notice shall be delivered in respect thereof (i) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(d) and (ii) if such Net Cash Proceeds relate to an Asset Sale pursuant to subsection 7.5(h) or an Asset Swap Transaction pursuant to subsection 7.5(i) and a Reinvestment Notice has been delivered in connection therewith, pending such Reinvestment Prepayment Date, such Net Cash Proceeds shall be (A) applied to the repayment of Revolving Credit Loans pursuant to subsection 2.8(b) to be reborrowed by the Borrower, subject to compliance by the Borrower at the time of such reborrowing with the terms and conditions of this Agreement, to make a Permitted Acquisition or as cash consideration in connection with an Asset Swap Transaction or (B) deposited in a cash collateral account with the Administrative Agent (the proceeds of which will be invested by the Administrative Agent in Cash Equivalents at the request of the Borrower) to be released by the Administrative Agent at the request of the Borrower, subject to compliance by the Borrower at the time of such release with the terms and conditions of this Agreement, to make a Permitted Acquisition or as cash consideration in connection with an Asset Swap Transaction, provided further, that, notwithstanding subsection 2.9(d), if, at the time of receipt of such Net Cash Proceeds, the Consolidated Leverage Ratio as of the last day of the most recent Test Period is (i) less than 5.00 to 1.00 and greater than or equal to 4.00 to 1.00, an amount equal to 50% of the Net Cash Proceeds thereof shall be applied as set forth in subsection 2.9(d) and (ii) less than 4.00 to 1.00, no such prepayment or reduction shall be required in respect of such Net Cash Proceeds, (provided that amounts not required to be applied toward the prepayment of the Term Loans and, if applicable, the reduction of the Revolving Credit Commitments pursuant to clauses (i) and (ii) above shall be reinvested in the business of the Borrower or any of its Subsidiaries in a manner permitted by
Section 4.08 of the Senior Subordinated Note Indenture (or any comparable section after the date hereof) on or prior to the 179th day after receipt of such Net Cash Proceeds, and any amounts not so reinvested on or prior to such time shall be applied first, toward the prepayment of the Term Loans and, second, to the reduction of the Revolving Credit Commitments prior to the 180th day after receipt thereof).

                 (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 1998, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(d). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in subsection 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are delivered.

                 (d)  Subject to the other provisions of this subsection 2.9,
(i) 100% of the Net Cash Proceeds of the issuance of any Capital Stock (other than a Permitted Issuance) or the issuance or Incurrence of any Indebtedness as provided in subsection 2.9(a), (ii) 100% of the Net Cash Proceeds of any Asset Sale or Recovery Event, unless a Reinvestment Notice shall be delivered in respect of any Asset Sale or Recovery Event (in which case the terms of subsection 2.9(b) shall apply) as provided in subsection 2.9(b) and (iii) the Excess Cash Flow to be applied pursuant to subsection 2.9(c) shall be applied first, to the prepayment of the Term Loans, and second, to the permanent reduction of the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of first, the Swingline Loans, and second, the Revolving Credit Loans, to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the aggregate Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of the Swingline Loans and Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent. The application of any prepayment pursuant to this subsection 2.9 shall be made first to ABR Loans and second to Eurodollar Loans. Subject to subsection 2.9(e), amounts prepaid on account of the Term Loans (i) shall be allocated among the Term Loans under the Tranche A Term Loan Facility, the Tranche B Term Loan Facility and the Incremental Term Loan Facility ratably based on the outstanding principal amount of the Term Loans under each such Facility and applied to the then remaining installments of the Term Loans under each such Facility ratably based on the number of such installments under such Facility and (ii) may not be reborrowed.

                 (e) Any Lender holding Tranche B Term Loans or Incremental Term Loans may, to the extent Tranche A Term Loans are outstanding, elect on not less than one Business Day's prior written notice to the Administrative Agent with respect to any mandatory prepayment made pursuant to this subsection 2.9, not to have such prepayment applied to such Lender's Tranche B Term Loans or Incremental Term Loans, as applicable, until all Tranche A Term Loans shall have been paid in full, in which case the amount not so applied shall be applied to prepay Tranche A Term Loans and shall reduce the then remaining installments of the Tranche A Term Loans ratably based on the number of such installments.

                 (f) Notwithstanding the foregoing provisions of this subsection 2.9, if at any time the mandatory prepayment of any Loans pursuant to this Agreement would result, after giving effect to the procedures set forth in this Agreement, in the Borrower incurring costs under subsection 2.16, 2.17 or 2.18 as a result of Eurodollar Loans ("Affected Eurodollar Loans") being prepaid other than on the last day of an Interest Period applicable thereto, which costs are required to be paid pursuant to subsection 2.18, then, the Borrower may, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower to make such mandatory prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loan that is a Eurodollar Loan (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Loan equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence.

                 2.10 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable written (or telephonic promptly confirmed in writing) notice of such election (but no later than 12:00 Noon, New York City time on the Business Day immediately prior to such election), provided that unless the Borrower elects to deposit with the Administrative Agent the amount of any breakage costs and other Eurodollar Loans related costs to be incurred by the Borrower under this Agreement with respect to any prepayment or conversion of such Eurodollar Loans prior to the end of an Interest Period, any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable written (or telephonic promptly confirmed in writing) notice of such election by 12:00 Noon, New York City time (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                 (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the final scheduled termination or maturity date of any Facility, and provided further that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                 2.11 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $100,000 in excess thereof, (b) no more than six Eurodollar Tranches under a particular Facility shall be outstanding at any one time and
(c) no more than ten Eurodollar Tranches in the aggregate shall be outstanding at any one time.

                 2.12 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                 (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                 (c) Upon the occurrence and during the continuance of an Event of Default under subsection 8(a), (i) all outstanding Loans and any overdue amounts hereunder shall bear interest at a rate per annum which is (A) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.12 plus 2% or (B) in the case of Reimbursement Obligations, overdue interest, commitment fee or other amount payable at a rate per annum equal to the rate applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate applicable to ABR Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after judgment as well as before judgment).

                 (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection 2.12 shall be payable from time to time on demand.

                 2.13 Computation of Interest and Fees. (a) Interest, fees and other amounts payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                 (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsections 2.12.

                 2.14 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                 (a) the Administrative Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                 (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted to ABR Loans on the last day of the Interest Period applicable thereto. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do when the circumstances that prompted delivery of such notice no longer exist), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                 2.15 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made, with regard to the applicable Facility, pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages, Incremental Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

                 (b) Whenever (i) any payment received by the Administrative Agent under this Agreement or any Note or (ii) any other amounts received by the Administrative Agent for or on behalf of the Borrower (including, without limitation, proceeds of collateral or payments under any guarantee) is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement and any Note, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable under subsection 10.5, ratably among the Administrative Agent and the Lenders in accordance with the aggregate amount of such payments owed to the Administrative Agent and each such Lender; third, to the payment of fees due and payable under subsections 2.6 and 3.3, ratably among the Revolving Credit Lenders in accordance with the Revolving Credit Commitment of each Revolving Credit Lender, the Tranche A Term Loan Lenders in accordance with the Delayed Tranche A Term Loan Commitments of each Tranche A Term Loan Lender, if applicable, and, in the case of the Issuing Lender, the amount retained by the Issuing Lender for its own account pursuant to subsection 3.3(a); fourth, to the payment of interest then due and payable under the Loans, ratably in accordance with the aggregate amount of interest owed to each such Lender; and fifth, to the payment of the principal amount of the Loans and the L/C Obligations then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other obligations to any Lender not covered in first through fourth above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Lenders in accordance with the aggregate principal amount and, in the case of proceeds of collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Lender.

                 (c) If any Revolving Credit Lender or Tranche A Term Loan Lender (each, a "Non-Funding Lender") has (x) failed to make a Revolving Credit Loan or Delayed Tranche A Term Loan, as applicable, required to be made by it hereunder, and the Administrative Agent has determined that such Revolving Credit Lender or Tranche A Term Loan Lender, as applicable, is not likely to make such Revolving Credit Loan or Delayed Tranche A Term Loan, as applicable, or (y) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loans or Delayed Tranche A Term Loans, as applicable, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, any payment made on account of the principal of the Revolving Credit Loans or Tranche A Term Loans, as applicable, outstanding shall be made as follows:

                 (i) with respect to Revolving Credit Loans, in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Revolving Credit Commitments and to satisfy any applicable conditions precedent set forth in subsection 5.2 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Revolving Credit Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Revolving Credit Lenders;

                 (ii) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans or Tranche A Term Loans, as applicable, held by the Revolving Credit Lenders or Tranche A Term Loan Lenders, as applicable, pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans or Tranche A Term Loans, as applicable; and

                 (iii) any payment made on account of interest on the Revolving Credit Loans or Tranche A Term Loans, as applicable, shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans or Tranche A Term Loans, as applicable, with respect to which such payment is being made.

The Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to this paragraph as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

                 (d) Subject to subsection 2.15(c) and subsection 2.9(e), each payment (including each prepayment) by the Borrower on account of principal of and interest on the Tranche A Term Loans, the Tranche B Term Loans and the Incremental Term Loans shall be made pro rata according to the respective outstanding principal amounts of the applicable Term Loans then held by the applicable Term Loan Lenders.

                 (e) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans (other than the Term Loans) shall be made first to the Swingline Loans and then pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

                 (f) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (except, in the case of Eurodollar Loans, as otherwise provided in clause (i) of the definition of "Interest Period").
In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

                 (g) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of the daily average Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 2.15(g) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

                 2.16 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                 (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.17 and the establishment of a tax based on the net income of such Lender and changes in the rate of tax on the net income of such Lender);

                 (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                 (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 2.16, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. If the Borrower notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this subsection 2.16(a), the Borrower may convert all Eurodollar Loans of such Lender then outstanding into ABR Loans in accordance with subsection 2.10 and shall, additionally, reimburse such Lender for any cost in accordance with subsection 2.18.

                 (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender, to the Borrower, through the Administrative Agent, of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                 (c) A certificate as to any additional amounts payable pursuant to this subsection 2.16, showing in reasonable detail the calculation thereof and certifying that it is generally charging such costs to other similarly situated borrowers under similar credit facilities, submitted by any Lender through the Administrative Agent shall be conclusive in the absence of manifest error, provided that the determination of such amounts shall be made in good faith in a manner generally consistent with such Lender's standard practices. The obligations of the Borrower pursuant to this subsection 2.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

                 2.17 Taxes. (a) Except as provided below in this subsection, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non- excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof to the extent such Lender's compliance with the requirements of subsection 2.17(b) at the time such Lender becomes a party to this Agreement fails to establish a complete exemption from such withholding or to the extent such failure to establish a complete exemption from such withholding thereafter is attributable to the actions of such Lender. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such

Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

                 (b) Each Lender (or Transferee) that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing, under penalty of perjury, that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms on or before the expiration or obsolescence and promptly upon the invalidity of any form previously delivered by such Non-U.S. Lender and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms. Each Non-U.S. Lender (and, if applicable, any other Lender or Transferee) agrees, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments of interest under this Agreement or the other Loan Documents, provided that in determining the reasonableness of such a request, such Lender shall be entitled to consider the cost of complying with such request (to the extent unreimbursed by the Borrower) that would be imposed on such Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection 2.17(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection 2.17(b) that such Non-U.S. Lender is not legally able to deliver. If the Administrative Agent or any Lender (or Transferee) receives a refund in respect of Non-Excluded Taxes paid by the Borrower, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Non-Excluded Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided that the Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender if it receives notices from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund.

                 2.18 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss (excluding loss of profit) or expense which such Lender actually incurs as a consequence of (a) withdrawal of notice given by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) failure by the Borrower to make any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this subsection 2.18, showing in reasonable detail the calculation thereof, submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

                 2.19 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event, provided that such designation is made on terms that in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this subsection
2.19 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to subsection 2.16 or 2.17(a).

                 2.20 Replacement of Lenders under Certain Circumstances. If at any time (a) the Borrower becomes obligated to pay additional amounts described in subsection 2.16 or 2.17 as a result of any condition described in such subsections or any Lender ceases to make Eurodollar Loans pursuant to subsection 2.16, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Lender becomes a "Non-Consenting Lender" (as defined below in this subsection 2.20) or (d) any Lender becomes a "Non-Funding Lender", then the Borrower may, on ten Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to subsection 10.6(c) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and reasonably acceptable to the Administrative Agent (and in the case of Revolving Credit Commitments or Revolving Loans, reasonably acceptable to the Issuing Lender and the Swingline Lender) for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under subsection
2.18 as though such Loans were being paid instead of being purchased), provided that (i) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity,
(ii) in the event of a replacement of a Non-Consenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 2.20, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Non-Consenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the subsections described in clause (a) of this subsection 2.20, as the case may be, and (iii) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 2.20, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection 10.1 or all the Lenders with respect to a certain class of the Loans and (z) Required Lenders or more than 50% of the class of such Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Non-Consenting Lender". The Borrower's right to replace a Non-Funding Lender pursuant to this subsection 2.20 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Non-Funding Lender under this Agreement, at law, in equity, or by statute.

                 2.21. Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by subsection
2.15 through and including subsection 2.18 is given by any Lender more than 90 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such subsections, such Lender shall not be entitled to compensation under such subsections for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

                         SECTION 3.  LETTERS OF CREDIT

                 3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender, provided that the Issuing Lender shall not have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                 (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                 (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                 3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent notice of the issuance of each Letter of Credit (including the amount thereof). The Administrative Agent will furnish to the Revolving Credit Lenders (a) prompt notice of the issuance of each standby Letter of Credit and (b) a monthly report setting forth for the relevant month the total aggregate daily amount available to be drawn under commercial Letters of Credit that were outstanding during such month.

                 3.3 Commissions, Fees and Other Charges. (a) The Borrower will pay to the Administrative Agent, for the account of each Revolving Credit Lender, a commission on the average daily face amount of each Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility minus the fronting fee referred to below, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 1/4 of 1% per annum of the average daily face amount of each Letter of Credit issued by the Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

                 (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                 3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued by the Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit issued by the Issuing Lender for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft or any part thereof, which is not so reimbursed.

                 (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the greater of the daily average Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                 (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                 3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in subsection 2.12(c).

                 3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender (except to the extent resulting from the gross negligence or willful misconduct of the Issuing Lender), any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that, subject to the last sentence of this subsection 3.6, the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection
3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions or delays in transmission found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                 3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4.  REPRESENTATIONS AND WARRANTIES

                 To induce the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby represent and warrant to the Administrative Agent, the Swingline Lender, the Issuing Lender and each Lender that:

                 4.1  Financial Condition.  (a)   The audited consolidated
financial statements of LIN as of and for the fiscal year ending December 31, 1997, reported on by Ernst & Young LLP, present fairly the consolidated financial condition of LIN and the results of operations and cash flows as of such date and for such period. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by the relevant firm of accountants and disclosed therein). The most recent balance sheet referred to above reflects, as required by GAAP, any material Guarantee Obligations, contingent liabilities and liabilities for taxes, and any long-term leases and unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case as of the date of such balance sheet.

                 (b) The two unaudited pro forma consolidated balance sheets of Holdings and its consolidated Subsidiaries as at December 31, 1997 (including the notes thereto), copies of which have heretofore been furnished to each Lender, have each been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transactions, (ii) the Loans to be made hereunder and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing, provided, that one such balance sheet gives effect to such events assuming consummation of the WOOD-TV Acquisition and one such balance sheet gives effect to such events assuming the WOOD-TV Acquisition has not been consummated. Each of the aforementioned unaudited pro forma consolidated balance sheets presents fairly on a pro forma basis the financial position of Holdings and its consolidated Subsidiaries, as at December 31, 1997 and is based upon good faith estimates and assumptions believed by management of Holdings and the Borrower to be reasonable at the time made, assuming that the events specified in the preceding sentence had actually occurred at such date.

                 4.2 No Change. Since the date of the most recent audited financial statements delivered pursuant to subsection 4.1(a)(i), there has been no (a) development or event which has had or could reasonably be expected to have a Material Adverse Effect or (b) sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of its business or property, other than as contemplated in the NBC Transactions.

                 4.3 Corporate Existence; Compliance with Law. Each of Holdings and its Subsidiaries (a) is duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or formation,
(b) has the requisite power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the requisite power and authority, and the legal right, to make, deliver and perform the Loan Documents and the Transaction Documents to which it is a party and, in the case of the Borrower, to borrow and obtain other extensions of credit hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents and the Transaction Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings and other extensions of credit on the terms and conditions of this Agreement. Other than consents from the FCC as required pursuant to the Merger Agreement, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions and the borrowings and other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, any of the other Loan Documents or the Transaction Documents, except
(i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) consents under immaterial Contractual Obligations and (iii) the filings referred to in subsections 4.19 and 10.17. Each Loan Document and each Transaction Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement and each Transaction Document constitutes, and each Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 4.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Transaction Documents and the Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any of the Loan Parties and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents).

                 4.6 No Material Litigation. Except as set forth in Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any of the Loan Parties or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, (b) as of the Closing Date, with respect to the Transaction Documents or any of the transactions contemplated thereby or (c) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                 4.7 No Default. None of the Loan Parties is in default under or with respect to any of its Contractual Obligations (including the Transaction Documents) in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 4.8 Ownership of Property; Liens. Each of the Loan Parties has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 7.3.

                 4.9 Intellectual Property. Each of the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes ("Intellectual Property") necessary for the conduct of its business as currently conducted, except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect . Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect and to the knowledge of Holdings and the Borrower (a) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity of any Intellectual Property (nor does Holdings or the Borrower know of any valid basis for any such claim) and (b) the use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of, and no Intellectual Property of the Borrower or any of its Subsidiaries is being infringed upon by, any Person.

                 4.10 Taxes. Each of the Loan Parties has filed or caused to be filed all Federal and all other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (a) any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party, and (b) taxes, assessments, fees or other charges imposed by any Governmental Authority, other than income taxes imposed by the United States of America, with respect to which the failure to make payments could not, by reason of the amount thereof or of remedies available to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect); and no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no material claim is being asserted, with respect to any such material tax, fee or other charge, other than those being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Loan Parties.

                 4.11 Federal Regulations. No Letters of Credit and no part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the

Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                 4.12 Labor Matters. Except as set forth on Schedule 4.12, there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings and the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings and the Borrower, all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                 4.13 ERISA. Except where the liability, individually or in the aggregate, which could reasonably be expected to result has not had or could not reasonably be expected to have a Material Adverse Effect: (a) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan; (b) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code; (c) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen and remains outstanding, during such five-year period; (d) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits in an amount that could reasonably be expected to have a Material Adverse Effect; (e) none of the Loan Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the knowledge of the Loan Parties, none of the Loan Parties nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Loan Parties or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; (f) no such Multiemployer Plan is in Reorganization or Insolvent; (g) the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

                 4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                 4.15 Subsidiaries. The Subsidiaries listed on Schedule 4.15 constitute after the completion of the Transactions all the Subsidiaries of the Borrower at the date hereof. Holdings has no Subsidiaries other than the Borrower.

                 4.16 Use of Proceeds. The proceeds of the Loans and the issuances of Letters of Credit shall be used solely for the purposes specified in the preamble of this Agreement.

                 4.17  Environmental Matters.  Except as set forth on Schedule
4.17:

                 (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, or (ii) could materially and adversely interfere with the continued operation of the Properties, or (iii) materially impair the fair saleable value thereof except in each case insofar as such violation, liability, interference, or reduction in fair market value, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                 (b) The business operated by the Borrower or any of its Subsidiaries (the "Business"), the Properties and all operations at the Properties are, and to the knowledge of Holdings and the Borrower have been, in compliance in all respects with all applicable Environmental Laws except for noncompliance which is not reasonably likely to result in a Material Adverse Effect.

                 (c) Neither Holdings, the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

                 (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to result in the Borrower or any of its Subsidiaries incurring liability under, any Environmental Law in effect at the time of the making of this representation, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to result in the Borrower or any of its Subsidiaries incurring liability under, any applicable Environmental Law in effect at the time of the making of this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                 (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings or the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                 (f) There has been no release or, to the best knowledge of Holdings or the Borrower, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws in effect at the time of making this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                 4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent or the Lenders, or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (but excluding all projections and pro forma financial information and other estimates covered by the next sentence), contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information and other estimates and opinions contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties (a) of Holdings and LIN Acquisition Company in the Merger Agreement are true and correct in all material respects, (b) of Holdings and LIN Acquisition Company in the NBC Transaction Agreements are true and correct in all material respects and (c) of all other parties to the Merger Agreement and the NBC Transaction Agreements, to the knowledge of Holdings and the Borrower, are true and correct in all material respects. As of the Closing Date, there is no fact known to any Loan Party (other than general economic conditions, which conditions are commonly known and affect businesses generally) that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                 4.19 Security Documents. (a) Except as described in subsection 10.16, the Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein and proceeds thereof. In the case of the Pledged Stock and the Pledged Debt Securities, when stock certificates representing such Pledged Stock or certificates representing such Pledged Debt Securities are delivered to the Administrative Agent, or when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a), and in the case of the other collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person subject, except in the case of such Pledged Stock and the Pledged Debt Securities, to Liens permitted by subsection 7.3.

                 (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b) in accordance with subsection 10.17, each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, subject to Liens permitted by subsection 7.3 (other than, with respect to Mortgaged Properties as of the Closing Date, subsections 7.3(g) and (q)).

                 4.20 Solvency. Each Loan Party is, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, Solvent.

                 4.21 Senior Indebtedness. The Obligations will constitute "Senior Indebtedness" of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor and Holdings under the Guarantee and Collateral Agreement will constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor or Holdings under and as defined in the Senior Subordinated Note Indenture.

                 4.22 Station Licenses. Schedule 4.22 accurately and completely lists as of the date hereof (after giving effect to the Transactions), for each Station, all Station Licenses granted or assigned to the Borrower or any of its Subsidiaries, or under which the Borrower and its Subsidiaries have the right to operate such Station. As of the Closing Date, the Station Licenses listed on Schedule 4.22 with respect to any Station include all material authorizations, licenses and permits issued by the FCC that are required or necessary for the operation of such Station, and the conduct of the business of the Borrower and its Subsidiaries with respect to such Station, as now conducted or proposed to be conducted. The Station Licenses listed on Schedule 4.22 will be, as of the Closing Date, issued in the name of, or validly assigned to the respective License Subsidiary for the Station being operated under authority of such Station Licenses and validly issued and in full force and effect, and the Borrower and its Subsidiaries will have fulfilled and performed in all material respects their obligations with respect thereto and have full power and authority to operate thereunder, and, except as described in Schedule 4.22 hereto, all consents to the transfer of control of the principal broadcasting licenses and any other material Station Licenses in connection with the transactions contemplated hereby and in the Transaction Documents shall have been granted by the FCC, provided that such consents will not be required to have become Final Orders.

                        SECTION 5.  CONDITIONS PRECEDENT

                 5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                 (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a Responsible Officer of the Borrower and Holdings, (ii) the Guarantee and Collateral Agreement, executed and delivered by a Responsible Officer of Holdings, the Borrower and each Subsidiary Guarantor, (iii) each of the Mortgages, executed and delivered by a Responsible Officer of each party thereto, and (iv) a notice of borrowing pursuant to subsection
         2.2 and subsection 2.5 of this Agreement.

                 (b) Lien Searches. The Administrative Agent shall have received the results of a recent lien, tax and judgment search in each of the jurisdictions and offices where assets of the Loan Parties are located or recorded, and such search shall reveal no Liens on any of the assets of Holdings or its Subsidiaries except for Liens permitted by subsection 7.3 and Liens that will be removed prior to the Closing Date.

                 (c) Environmental Audit. The Lenders shall have received a Phase I Environmental Site Assessment prepared by Law Engineering, dated August 1997, and shall be reasonably satisfied with the findings contained therein with respect to the real properties of LIN and its Subsidiaries.

                 (d) Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                 (e) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                          (i) the legal opinion of Weil, Gotshal & Manges LLP,
                 counsel to the Loan Parties, substantially in the form of Exhibit F; and

                          (ii) the legal opinion of special FCC counsel to the Loan Parties.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement and the Transaction Documents as the Administrative Agent may reasonably require.

                 (f) Pledged Stock, Stock Powers. The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a Responsible Officer of the pledgor thereof and the Pledged Debt Securities pledged pursuant to the Guarantee and Collateral Agreement endorsed in blank by a Responsible Officer of the pledgor thereof.

                 (g) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement and any filings with the FCC or the United States Patent and Trademark Office) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by subsection 7.3), shall be in proper form for filing, registration or recordation.

                 (h) Mortgages, etc. (i) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a Responsible Officer of each party thereto.

                 (ii) The Administrative Agent shall have received maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent in a manner reasonably satisfactory to them, dated a recent date by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor,
         (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map.

                 (iii) The Administrative Agent shall have received in respect of each Mortgaged Property a title report in form and substance reasonably satisfactory to the Administrative Agent.

                 (iv) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title, in the title report referred to in subsection 5.1(h)(iii).

                 (i) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of subsection 6.5 of this Agreement.

                 (j) Fees and Expenses of Lenders. The Administrative Agent and the Lenders (and their Affiliates) shall have received all fees and expenses required to be paid by the Borrower on or before the Closing Date, or provision for payment with proceeds of the initial extensions of credit hereunder shall have been made by the Borrower.

                 (k)  The Transactions.

                 The Transactions shall have been consummated or shall be consummated substantially simultaneously with the initial borrowing of Loans under this Agreement in accordance with all applicable Requirements of Law and the terms of the Transaction Documents (without giving effect to any amendments or waivers to the Transaction Documents that could reasonably be expected adversely to impact the Facilities and are not reasonably satisfactory to the Lenders), and the Lenders shall be reasonably satisfied that the fees and expenses to be paid in connection with the Transactions shall not exceed $95,000,000, unless additional common equity is contributed to the Borrower in the amount of such excess.

                 (l) Equity Contributions. The Investors shall have contributed, directly or indirectly, at least $555,000,000 (in each case less the amount of rollover investment by members of management and employees of LIN and its Subsidiaries) to Holdings and at least $188,000,000 and $350,000,000 in cash to Equity Holdings A and Equity Holdings B, respectively, in exchange for the issuance to the Investors, directly or indirectly, of all the outstanding common stock of Equity Holdings A and Equity Holdings B, respectively; Equity Holdings A and Equity Holdings B shall have contributed at least $188,000,000 and $350,000,000 in cash to Holdings, respectively, in exchange for the issuance to Equity Holdings A and Equity Holdings B of approximately 37% and 63%, respectively, of the common stock of Holdings; and Holdings shall have contributed the entire amount (net of applicable transactions expenses) so received from Equity Holdings A and Equity Holdings B to LIN in cash as common equity.

                 (m) Joint Venture Loan. LIN Texas shall have distributed or loaned to LIN or one of its Subsidiaries at least $815,500,000 in cash from the proceeds of the Joint Venture Loan.

                 (n) Outstanding Indebtedness. After giving effect to the Transactions and the other transactions contemplated by this Agreement, Equity Holdings A, Equity Holdings B, the LLC, Holdings and Holdings's Subsidiaries shall have no outstanding Indebtedness or preferred equity, other than Indebtedness under (i) this Agreement,
         (ii) the Senior Subordinated Notes, (iii) the Holdings Discount Notes,
         (iv) the Joint Venture Loan and the Joint Venture Loan Guarantee and
         (v) other Indebtedness permitted under subsection 7.2, and all Refinanced Indebtedness shall have been permanently terminated and all obligations thereunder shall have been discharged.

                 (o) Delivery of Financial Information. The Lenders shall have received consolidated balance sheets and related statements of income, stockholder's equity and cash flows for LIN for the 1997 and the 1998 fiscal quarters prior to the Closing Date, and for all full fiscal months since the end of the most recent fiscal quarter, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of LIN and its Subsidiaries, taken as a whole (other than changes in general economic conditions or in economic conditions generally affecting the television broadcasting industry), as reflected in the financial statements previously furnished to the Lenders.

                 (p) Certificate of Financial Officer. The Lenders shall have received a certificate of a financial officer of LIN with respect to the Consolidated EBITDA of each of LIN and WOOD-TV Station, in each case calculated in a manner reasonably satisfactory to the Administrative Agent.

                 (q) Pro Forma Financial Information. The Lenders shall have received a pro forma consolidated balance sheet of (i) Holdings and its Subsidiaries (without giving effect to the WOOD-TV Acquisition) and (ii) Holdings and its Subsidiaries (after giving effect to the WOOD-TV Acquisition), in each case on a consolidated basis as of the Closing Date, after giving effect to the Transactions, which balance sheets shall not be materially inconsistent with the forecasts previously provided to the Lenders.

                 (r) Judicial Actions. (i) There shall be in effect no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions, nor shall any proceeding by any Governmental Authority seeking any of the foregoing be pending.

                 (ii) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Transactions, that makes the consummation of the Transactions illegal.

                 (s) Solvency Opinion. The Lenders shall have received a solvency opinion in form and substance reasonably satisfactory to the Lenders from Valuation Research Corporation, which shall opine as to the solvency of Holdings, LIN and its Subsidiaries, taken as a whole, after giving effect to the Transactions and the other transactions contemplated hereby.

                 (t) Consummation of the Transactions. The consummation of the Transactions and the other transactions contemplated hereby shall not (i) violate any material Requirement of Law or (ii) conflict with, or result in a default or event of default under, any material Contractual Obligation of Holdings or any of its Subsidiaries, the LLC or the LP.

                 (u) Governmental Approvals. All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (including the grant of all required consents of the FCC (which shall not be required to have become Final Orders) and other applicable material consents including with respect to the Network Affiliation Agreements and local marketing agreements of LIN and its Subsidiaries, but excluding approvals or consents that reasonably could not be expected to have a Material Adverse Effect), all applicable appeal periods shall have expired (except with respect to the FCC consents) and there shall be no action, actual or threatened, of any Governmental Authority that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Transactions or the other transactions contemplated hereby.

                 (v) Certificate as to Network Affiliation Agreements. The Administrative Agent shall have received a certificate of the chief executive, chief operating or chief financial officer (or any officer having comparable duties) of LIN to the effect that such officer has no reason to believe either (i) that the Network Affiliation Agreements and local marketing agreements of LIN and its Subsidiaries will not remain in full force and effect for the remaining stated term thereof (other than, with respect to the local marketing agreements, as a result of any action by any Governmental Authority affecting the television industry as a whole) or (ii) that any such Network Affiliation Agreement of LIN and its Subsidiaries will not be renewed upon expiration thereof (it being understood that such statement shall not relate to the terms of such renewal).

                 (w) Proceeds of Senior Subordinated Notes. The Borrower shall have received at least $300,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes, and the subordination and other terms of the Senior Subordinated Notes shall be reasonably satisfactory in all respects to the Lenders.

                 (x) Proceeds of Holdings Discount Notes. Holdings shall have received at least $200,000,000 in gross cash proceeds from the issuance of the Holdings Discount Notes, and such proceeds (net of applicable transaction expenses) shall have been contributed to the Borrower.

                 (y) Leverage Ratios. The Consolidated Leverage Ratio and the Consolidated Senior Leverage Ratio, after giving effect to any requested borrowing and any other Indebtedness Incurred on the Closing Date, shall not exceed 7.0x and 5.0x, respectively.

                 5.2 Conditions to Each Extension of Credit. The agreement of each Lender and the Swingline Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                 (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

                 (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                 (c) Delayed Tranche A Term Loans. In the case of any Delayed Tranche A Term Loans, the consummation of the WOOD-TV Acquisition simultaneously with such borrowing in accordance with all applicable Requirements of Law and the terms of the WOOD-TV Purchase Agreement (without giving effect to any amendments or waivers that could reasonably be expected to adversely impact the Facilities and are not reasonably satisfactory to the Administrative Agent).

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this subsection 5.2 have been satisfied.

                       SECTION 6.  AFFIRMATIVE COVENANTS

                 Each of Holdings and the Borrower hereby agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, the Swingline Lender, the Issuing Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and (except in the case of delivery of financial information reports and notices) shall cause each of its Subsidiaries to:

                 6.1 Financial Statements. Furnish to the Administrative Agent which shall in turn be promptly distributed by the Administrative Agent to the Lenders or, in the case of clause (c) hereof, upon the request of any Lender):

                 (a) as soon as available but in any event within 90 days after the end of each fiscal year of Holdings and the Borrower, as applicable, (i) a copy of the audited consolidated balance sheet of each of Holdings and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, and (ii) the annual operating statements of each Station, in each case setting forth in comparative form the figures for the previous year, and, in the case of clause (i), reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

                 (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings and the Borrower, as applicable (i) the unaudited consolidated balance sheet of each of Holdings and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, and (ii) the quarterly operating statements of each Station, in each case setting forth in comparative form the figures for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                 (c) as soon as available, but in any event not later than 15 days after receipt thereof, the information set forth in clauses (a),
         (b), (c) and (d) of Annex D to the Joint Venture Loan.

All such financial statements shall fairly present in all material respects the financial position of Holdings and its Subsidiaries or the Borrower and its Subsidiaries, as applicable, as of such date and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). Prior to the WOOD-TV Acquisition, the Borrower shall be required to deliver with respect to WOOD-TV Station the financial statements required by this subsection 6.1.

                 6.2 Certificates; Other Information. Furnish to the Administrative Agent (which shall in turn be promptly distributed by the Administrative Agent to the Lenders) or, in the case of clause (f), to the relevant Lender:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a)(i), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in subsections 7.1 and 7.7, except as specified in such certificate;

                 (b) concurrently with the delivery of any financial statements pursuant to subsection 6.1(a) and 6.1(b),(i) a certificate of a Responsible Officer stating that, to such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, in all material respects, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) (A) a Compliance Certificate containing all information necessary for determining compliance by Holdings and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the relevant fiscal quarter or fiscal year and (B) to the extent not previously disclosed to the Administrative Agent, a listing of any state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property arising under the laws of the United States (or any jurisdiction therein) acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (B) (or, in the case of the first such list so delivered, since the Closing Date) and (iii) any final accountants' management letters delivered by the independent certified public accountants reporting on such financial statements to Holdings or any of its Subsidiaries;

                 (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of Holdings, a detailed consolidated budget for (i) Holdings and its consolidated

         Subsidiaries and (ii) each Station, in each case for such fiscal year (including a projected consolidated balance sheet of Holdings and its Subsidiaries, as applicable, as of the end of such fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based upon good faith estimates and assumptions believed by management of Holdings to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount;

                 (d) within five days after the same are sent, copies of all financial statements and reports which Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which Holdings or the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                 (e) promptly following their submission with the FCC or any other Federal, state or local Governmental Authority, copies of any and all periodic or special reports filed by Holdings or any of its Subsidiaries, if such reports are publicly available and indicate any material adverse change in the business, operations or financial condition of Holdings or any of its Subsidiaries or if copies thereof are requested by any Lender or the Administrative Agent (but only to the extent such reports are publicly available), and copies of any and all material notices and other material communications from the FCC or from any other Federal, state or local Governmental Authority with respect to Holdings or any of its Subsidiaries or any Station; and

                 (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                 6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or its Subsidiaries, as the case may be, provided that notwithstanding the foregoing, Holdings and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

                 6.4  Conduct of Business and Maintenance of Existence, etc.
(a) Except as contemplated by subsection 7.4, (i) continue to engage in business of the same general type as now conducted by it, (ii) preserve, renew and keep in full force and effect its existence and (iii) take all reasonable action to preserve and maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, except (other than with respect to the Station Licenses), in the case of this clause (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and except if (A) in the reasonable business judgment of Holdings, the Borrower or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such privileges, rights or franchises (other than the Station Licenses), and (B) such failure to preserve and maintain such privileges, rights or franchises (other than the Station Licenses) would not materially adversely affect the rights of the Lenders hereunder or the value of the collateral security for the Loans; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) comply in all material respects with the terms of all Station Licenses.

                 6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business or as otherwise reasonably requested by the Administrative Agent; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property.

                 (b) All such insurance shall (i) provide that no cancelation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee and (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause.

                 6.6  Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and accounts in accordance with sound business practices and (b) upon reasonable prior notice and at any reasonable time, permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and, if reasonably requested, make copies of its contracts, books and records and to discuss the business, operations, properties and financial and other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Subsidiaries and with its independent certified public accountants, provided that the Administrative Agent or such Lender shall notify Holdings and the Borrower prior to any contact with such accountants and give Holdings and the Borrower the opportunity to participate in such discussions.

                 6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                 (a) the occurrence of any Default or Event of Default;

                 (b) any (i) default or event of default under any Contractual Obligation of Holdings or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority and which has a reasonable likelihood of being adversely determined, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                 (c) any litigation or proceeding affecting Holdings or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                 (d) the following events, as soon as possible and in any event within 30 days after Holdings or the Borrower knows or has reason to know thereof and if, individually or in the aggregate, the liability that could reasonably be expected to result would be material to Holdings and its Subsidiaries taken as a whole: (i) the occurrence of any Reportable Event with respect to any Plan (other than a Multiemployer Plan), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

                 (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect; and

                 (f) the receipt by Holdings or any of its Subsidiaries of any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or Materials of Environmental Concern or any other environmental matter including the occurrence of any spill, discharge or release in a quantity that is reportable under any Environmental Laws on any Mortgaged Properties or any other property owned, leased or utilized by Holdings or any of its Subsidiaries but only to the extent that such complaint, order, citation, notice or written communication individually could reasonably be expected to result in liability or an obligation under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings or the relevant Subsidiary proposes to take with respect thereto.

                 6.8 Environmental Laws. (a) Except as could not reasonably be expected to have a Material Adverse Effect, comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with all applicable Environmental Laws, and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                 (b) Conduct and complete (or cause to be conducted and completed) in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the failure to do so could not be reasonably expected to have a Material Adverse Effect.

                 6.9 Interest Rate Protection. On or before the date that is the earlier to occur of (a) September 30, 1998 and (b) 60 days after the closing of the WOOD-TV Acquisition, enter into Interest Rate Protection Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding after the Closing Date is subject to either a fixed interest rate or interest rate protection for a period of not less than two years (provided, that in the event that the term thereof shall be less than two years, such Interest Rate Protection Agreements shall be extended or replaced no later than the expiration of such term, with the term of such extended or replacement Interest Rate Protection Agreements ending no earlier than the second anniversary of the date on which the original Interest Rate Protection Agreements were entered into), which Interest Rate Protection Agreements shall in each case have terms and conditions reasonably satisfactory to the Administrative Agent. None of Holdings or any of its Subsidiaries shall default (beyond any applicable grace period) in the performance of any of its material obligations thereunder.

                 6.10 Additional Collateral, etc. (a) If at any time following the Closing Date the aggregate monetary value (as determined by aggregating the monetary value of each item or items of property so acquired on the date of the acquisition thereof) of all property (to the extent not already secured) of any nature whatsoever acquired by the Borrower or any Subsidiary after the Closing Date is in excess of $1,000,000 (other than (i) any Property described in paragraph (b) or (c) below and (ii) any Property subject to a Lien expressly permitted by subsection 7.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

                 (b) With respect to any fee interest in any real estate acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real estate subject to a Lien expressly permitted by subsection 7.3(g), (j) or (q) (but in the case of clause (q), only to the extent of such Lien)), promptly (i) execute and deliver a first priority Mortgage (subject only to Liens permitted by subsection 7.3) in favor of the Administrative Agent, for the benefit of the Lenders, covering such real estate, (ii) if reasonably requested by the Administrative Agent, provide the Lenders with a title report as well as a current ALTA survey thereof, together with a surveyor's certificate, in each case in form and substance reasonably satisfactory to the
Administrative Agent.   Notwithstanding the foregoing, the Borrower and its
Subsidiaries shall only be required to execute and deliver Mortgages and/or provide title reports and current ALTA surveys covering fee properties acquired after the Closing Date by the Borrower or its Subsidiaries with a fair market value at the time of such acquisition in excess of $1,500,000.

                 (c) With respect to any new Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock and debt securities of such new Subsidiary which are owned by the Borrower or any of its Subsidiaries and required to be pledged pursuant to the Guarantee and Collateral Agreement, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock and debt securities, together with
(A) in the case of such Capital Stock, undated stock powers endorsed in blank, and (B) in the case of such debt securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinion shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided that notwithstanding the foregoing, only 65% of the voting Capital Stock of any direct foreign Subsidiary of Holdings, the Borrower or any domestic Subsidiary need be pledged under this clause (c), no voting Capital Stock of any foreign Subsidiary of any other foreign Subsidiary need be pledged under this clause (c) and no direct or indirect foreign Subsidiary shall become a Guarantor hereunder or shall be required to pledge any of its assets.

                 (d) Promptly, but in any event not later than 30 Business Days after the Administrative Agent or the Required Lenders, as applicable, shall have made a request contemplated by subsection 10.17, provide to the Administrative Agent in respect of each Mortgaged Property (i) a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance, provided that each such policy shall (A) be in an amount reasonably satisfactory to the Administrative Agent with respect to each Mortgaged Property covered thereby (but not in excess of the fair market value thereof);
(B) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein or otherwise permitted by subsection 7.3 (other than subsections 7.3(g) and (q)); (C) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (D) be in the form of ALTA Loan Policy - 1992 (or equivalent policies) to the extent available in the applicable jurisdictions; (E) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request to the extent available in the applicable jurisdictions and available without material cost to the Borrower or its Subsidiaries; and

(F) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent) and (ii) evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid or duly provided for.

                 (e) Upon the request of the Administrative Agent, to the extent permitted by applicable Requirements of Law at the time of such request, grant or cause its Subsidiaries to grant, to the Administrative Agent, a direct security interest in the Station Licenses within 30 days after receipt of such request, provided that to the extent FCC consent shall be required in connection with granting such security interest, such consent shall be requested within 30 days after receipt of such request and upon receipt of such FCC consent, such security interest shall be granted within 10 Business Days thereof.

                 (f) Upon the occurrence and during the continuance of (i) any Event of Default with respect to paragraph (a) of Section 8, (ii) any payment default with respect to any Senior Subordinated Indebtedness or the Holdings Discount Notes or (iii) any Event of Default with respect to subsection 7.1, promptly, but in any event not more than 30 Business Days (subject to necessary approvals by the FCC), following the request of the Administrative Agent, cause the assets relating to each Station held by the Borrower to be transferred to its respective License Subsidiary or, at the election of the Administrative Agent, another Subsidiary that has no other assets or liabilities.

                 6.11 WOOD-TV Acquisition. (a) As soon as practicable after the Closing Date, take all actions to obtain FCC approval for the WOOD-TV Acquisition and (b) as soon as practicable after obtaining such FCC approval, consummate such acquisition.

                 6.12 After-Acquired Stations. Unless the Borrower and the Administrative Agent shall otherwise agree, cause the Station License relating to each after-acquired Station to be held in a separate License Subsidiary, provided that to the extent the Borrower shall not have received FCC approval with respect to the foregoing at the scheduled closing of the acquisition of such Station, the Borrower shall comply with the foregoing requirement as soon as practicable following such acquisition (but in any event within 60 days after such acquisition).

                 6.13 Changes in Locations, Name, etc. The Borrower shall not, except upon not less than 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for in the Guarantee and Collateral Agreement:

                 (a) permit any of the Inventory or Equipment (each as defined in the Guarantee and Collateral Agreement) (other than (i) immaterial Inventory and Equipment and (ii) Inventory and Equipment in transit in the ordinary course of business) to be kept at a location other than those listed on
Schedule 5 of the Guarantee and Collateral Agreement;

                 (b) change the location of its chief executive office or sole place of business from that referred to in Section 4.4 of the Guarantee and Collateral Agreement; or

                 (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with the Guarantee and Collateral Agreement would become misleading.


                            SECTION 7.  NEGATIVE COVENANTS

                 Each of Holdings and the Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, neither Holdings nor the Borrower shall, or shall permit (except with respect to subsection 7.1) any of its Subsidiaries to, directly or indirectly:

                 7.1   Financial Condition Covenants.

                 (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any Test Period set forth below to exceed the ratio set forth below opposite such period:

             Period                               Consolidated Leverage Ratio
             ------                               ---------------------------
                                                (prior to any KXTX Transaction)
                                                -------------------------------
             Closing Date  to 6/30/99                         7.25x
             7/01/99 to 6/30/00                               7.00x
             7/01/00 to 6/30/01                               6.75x
             7/01/01 to 6/30/02                               6.50x
             7/01/02 to 6/30/03                               5.75x
             7/01/03 and thereafter                           5.00x


               Period                             Consolidated Leverage Ratio
               ------                             ---------------------------
                                                     (following any KXTX
                                                     -------------------
                                                         Transaction)
                                                         ------------
             Closing Date  to                             7.40x
             12/31/98
             1/01/99 to 6/30/99                           7.25x
             7/01/99 to 6/30/00                           7.00x
             7/01/00 to 6/30/01                           6.75x
             7/01/01 to 6/30/02                           6.50x
             7/01/02 to 6/30/03                           5.75x
             7/01/03 and thereafter                       5.00x


                 (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the last day of any Test Period set forth below to be less than the ratio set forth below opposite such period:

                      Period                             Consolidated Interest
                      ------                             ---------------------
                                                            Coverage Ratio
                                                            --------------
                      Closing Date  to 12/31/99                  1.60x
                      1/01/00 to 12/31/00                        1.75x
                      1/01/01 to 12/31/01                        1.95x
                      1/01/02 to 12/31/02                        2.05x
                      1/01/03 and thereafter                     2.10x

                 (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as at the completion of any Test Period to be less than 1.05x.

                 (d) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the last day of any Test Period set forth below to exceed the ratio set forth below opposite such period:

                      Period                               Consolidated Senior
                      ------                               -------------------
                                                             Leverage Ratio
                                                             --------------
                                                           (prior to any KXTX
                                                              Transaction)
                      Closing Date to 6/30/99                     5.25x
                      7/01/99 to 6/30/00                          5.00x
                      7/01/00 to 6/30/01                          5.00x
                      7/01/01 to 6/30/02                          4.75x
                      7/01/02 to 6/30/03                          4.50x
                      7/01/03 and thereafter                      4.00x

                      Period                              Consolidated Senior
                      ------                              -------------------
                                                             Leverage Ratio
                                                            ---------------
                                                          (following any KXTX
                                                              Transaction)
                      Closing Date to 12/31/98                   5.35x
                      1/01/99 to 6/30/99                         5.25x
                      7/01/99 to 6/30/00                         5.00x
                      7/01/00 to 6/30/01                         5.00x
                      7/01/01 to 6/30/02                         4.75x
                      7/01/02 to 6/30/03                         4.50x
                      7/01/03 and thereafter                     4.00x


                 7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist (in each case, to "Incur") any Indebtedness, except:

                 (a) Indebtedness of any Loan Party pursuant to any Loan
Document;

                 (b) Indebtedness among the Loan Parties (other than Holdings) arising as a result of intercompany loans;

                 (c) purchase money Indebtedness, provided that the aggregate amount of Indebtedness incurred pursuant to this subsection 7.2(c) shall not exceed $20,000,000 at any one time outstanding;

                 (d) Capital Lease Obligations, provided that the aggregate principal amount of Capital Lease Obligations incurred pursuant to this subsection 7.2(d) in any fiscal year of the Borrower, when added to the aggregate amount of other Capital Expenditures made during such fiscal year pursuant to subsection 7.7, shall not exceed the amount permitted to be expended during such fiscal year pursuant to subsection 7.7;

                 (e) Indebtedness (other than Senior Subordinated Indebtedness and Holdings Discount Indebtedness) outstanding on the date hereof and listed on Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof other than pursuant to the instrument creating such Lien without any modification thereof after the date hereof);

                 (f) (i) indemnities and guarantees (including guarantees of Indebtedness if such Indebtedness is otherwise permitted hereunder) made in the ordinary course of business by the Borrower or any of its Subsidiaries, provided that such indemnities and guarantees could not individually or in the aggregate have a Material Adverse Effect, (ii) guarantees by Holdings or any of its Subsidiaries of (A) real property leases and (B) personal property operating leases, in each case entered into in the ordinary course of business by the Borrower or any of its Subsidiaries and (iii) indemnities in favor of the Persons issuing title insurance policies insuring the title to any property;

                 (g) (i) Senior Subordinated Indebtedness of the Borrower in an aggregate principal amount not to exceed $200,000,000, (ii) Holdings Discount Indebtedness in an aggregate principal amount not to exceed $125,000,000 plus an amount equal to the pay-in-kind or accrued interest payable on the Holdings Discount Notes over the first five years the Holdings Discount Notes shall be outstanding and (iii) Guarantee Obligations of any Subsidiary Guarantor in respect of Indebtedness referred to in clause (i) of this subsection 7.2(g), provided that a Subsidiary Guarantor shall not guarantee any Senior Subordinated Indebtedness unless (A) such guarantee of the Senior Subordinated Indebtedness is subordinated to the guarantee of such Subsidiary Guarantor of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Senior Subordinated Notes and (B) such guarantee of the Senior Subordinated Indebtedness provides for the release and termination thereof, and is released and terminated, without action by any party, upon (I) the sale of all or substantially all of the assets of such Subsidiary Guarantor (including by way of an Asset Swap Transaction), (II) a sale of all of the equity interest in such Subsidiary Guarantor or (III) such Subsidiary Guarantor ceasing to be a Restricted Subsidiary (as defined in the Senior Subordinated Note Indenture);

                 (h) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

                 (i) Indebtedness in respect of any Interest Rate Protection Agreements;

                 (j) Indebtedness (i) of the Borrower or any of its Subsidiaries to the seller on an unsecured basis representing the purchase price in a Permitted Acquisition or any Asset Swap Transaction in an aggregate amount for all Permitted Acquisitions and Asset Swap Transactions not to exceed $30,000,000, (ii) of the Borrower or any of its Subsidiaries that is not subordinated to the Obligations, assumed in connection with any Permitted Acquisition or any Asset Swap Transaction in an aggregate amount for all Permitted Acquisitions and Asset Swap Transactions not to exceed $30,000,000 and
         (iii) (A) of the Borrower and (B) of any Subsidiary of the Borrower, in each case that is subordinated to the Obligations and is assumed in connection with any Permitted Acquisition or any Asset Swap Transaction, in an aggregate amount for all Permitted Acquisitions and Asset Swap Transactions not to exceed $200,000,000 in the case of clause (A) and $30,000,000 in the case of clause (B), provided that in the case of this clause (iii), (A) after giving effect to the assumption of such Indebtedness, (I) no Default or Event of Default will have occurred and be continuing and no default or event of default shall have occurred and be continuing under the Senior Subordinated Note Indenture and (II) the Borrower shall be in compliance with all covenants contained in subsection 7.1, (B) the subordination provisions of such Indebtedness shall be reasonably satisfactory in all respects to the Administrative Agent (it being understood that, to the extent such subordination provisions are no less favorable to the Lenders than the subordination provisions of the Senior Subordinated Notes, such terms shall be deemed satisfactory)
         (C) the aggregate amount of such Indebtedness, to the extent its terms provide for any maturity, amortization or mandatory redemption (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to the date that is six months following the Tranche B Maturity Date, shall not exceed $100,000,000 and (D) the covenants and events of default relating to such Indebtedness shall be no more restrictive than those contained in this Agreement taken as a whole;

                 (k) Indebtedness of any Loan Party (other than Holdings) to any other Loan Party from intercompany transfers of assets made in the ordinary course of business or to the extent permitted under subsections 7.5 and 7.8;

                 (l) Indebtedness subject to Liens permitted under subsections 7.3(a), (b), (c), (d) and (r);

                 (m) indemnities made in (i) the Loan Documents, the Transaction Documents or in any of the agreements contemplated hereby and thereby and (ii) the monitoring and oversight agreement and financial advisory agreement described in subsection 7.6(a)(iv), and in the corporate charter and/or bylaws or other comparable constituent documents of Holdings and its Subsidiaries; and

                 (n) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $25,000,000 at any one time outstanding.

                 7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

                 (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested taxes are maintained on the books of Holdings or one of its Subsidiaries, as the case may be, in conformity with GAAP;

                 (b) carriers', landlord's, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                 (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, insurance contracts, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (e) easements, rights-of-way, restrictions, covenants, minor exceptions to title and other similar encumbrances (i) previously or hereinafter incurred in the ordinary course of business which, in the aggregate, are not material in amount and which, in the case of such encumbrances on any of the Mortgaged Properties, do not in the aggregate materially detract from the value of the Property subject thereto or, in the case of such encumbrances on property, materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or (ii) which are set forth in the title reports delivered to the Administrative Agent on or prior to the Closing Date pursuant to subsection 5.1(h)(iii) or after the Closing Date pursuant to subsection 6.10(b);

                 (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by subsection 7.2(e) (including refinancings, refundings, renewals and extensions of such Indebtedness as permitted by subsection 7.2(e)), provided that no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof after the date hereof);

                 (g) (i) Liens securing Indebtedness of the Borrower or any of its Subsidiaries permitted pursuant to subsections 7.2(c) and 7.2(d) (provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and
         (C) the amount of Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof after the date hereof)) and (ii) Liens existing on any property or asset at the time of acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof at the time such Person becomes a Subsidiary (provided that (x) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (y) such Lien shall not apply to any other property or assets of the Borrower or any of its Subsidiaries and (z) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be) and (iii) Liens securing Indebtedness of the Borrower or any of its Subsidiaries assumed in connection with a Permitted Acquisition or an Asset Swap Transaction in accordance with the terms of subsection 7.2(j)(ii);

                 (h) Liens created pursuant to the Security Documents;

                 (i) any interest or title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

                 (j) any obligations or duties affecting any of the Property of the Borrower or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

                 (k) Liens imposed by operation of law with respect to any judgments or orders not constituting an Event of Default;

                 (l) attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance which are not outstanding for more than 60 days) in an aggregate amount outstanding at any one time not in excess of $10,000,000;

                 (m) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

                 (n) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

                 (o) licenses (other than Station Licenses), leases or subleases permitted hereunder granted to others not interfering in any material respect with the business of Holdings or any of its Subsidiaries;

                 (p) Liens on property of the Borrower or any of its Subsidiaries in favor of landlords securing licenses (other than Station Licenses), subleases and leases permitted hereunder and granted to others and not interfering in any material respect in the business of Holdings or any of its Subsidiaries;

                 (q) Liens not otherwise permitted by this subsection 7.3 so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $7,500,000 at any one time; and

                 (r) Liens granted by LIN Texas with respect to its interest in the LLC to GECC in connection with the Joint Venture Loan.

                 7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                 (a) any Subsidiary of the Borrower (other than, except as set forth below, any License Subsidiary or, at any time after any of the conditions set forth in subsection 6.10(f)(i), (ii) or (iii) shall have occurred, any Subsidiary holding the assets and liabilities of any Station) may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (other than, except as set forth below, any License Subsidiary or, at any time after any of the conditions set forth in subsection 6.10(f)
         (i), (ii) or (iii) shall have occurred, any Subsidiary holding the assets and liabilities of any Station) (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation); provided, however, that (i) a License Subsidiary and any Subsidiary holding the assets and liabilities of any Station may take any actions otherwise prohibited by this clause (a) to the extent such merger or consolidation occurs in contemplation of, and immediately preceding, a sale, transfer or other disposition (including an Asset Swap Transaction) of such License Subsidiary or other Subsidiary and
         (ii) any Subsidiary may take any actions otherwise prohibited by this clause (a) to the extent necessary to comply with the requirements of subsection 6.10(f);

                 (b) any Subsidiary of the Borrower (other than, except as set forth below, any License Subsidiary or, at any time after any of the conditions set forth in subsection 6.10(f)(i), (ii) or (iii) shall have occurred, any Subsidiary holding the assets and liabilities of any Station) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor; provided, however, that (i) a License Subsidiary and any Subsidiary holding the assets and liabilities of any Station may take any actions otherwise prohibited by this clause (b) to the extent any sale, transfer or other disposition occurs in contemplation of, and immediately preceding, a sale, transfer or other disposition (including an Asset Swap Transaction) of such License Subsidiary or other Subsidiary and

         (ii) any Subsidiary may take any actions otherwise prohibited by this clause (b) to the extent necessary to comply with the requirements of subsection 6.10(f); and

                 (c) the Borrower may be merged or consolidated with or into a newly formed limited liability company with no assets or liabilities that is a Subsidiary of Holdings solely for the purposes of realizing certain tax benefits so long as Holdings shall take such actions as would be required under subsection 6.10(c) if such limited liability company were a Subsidiary of the Borrower.

                 7.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables, leasehold interests and its interest in the LLC), whether now owned or hereafter acquired, except:

                 (a) obsolete or worn out property disposed of in the ordinary course of business or property that is no longer useful in the conduct of the Borrower's business disposed of in the ordinary course of business;

                 (b) transfers resulting from any casualty or condemnation of property or assets;

                 (c) any sale or other transfer at fair market value of any property or assets constituting fixed assets for at least 75% cash, provided that the aggregate net cash proceeds of the sales and transfers made pursuant to this paragraph (c) in the aggregate do not exceed $5,000,000 in any fiscal year;

                 (d) intercompany sales or transfers of assets made in the ordinary course of business;

                 (e) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                 (f) licenses or sublicenses of intellectual property and general intangibles (other than any Station Licenses) and licenses, leases or subleases of other property (other than any Station Licenses) in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries;

                 (g) dispositions permitted by subsection 7.4;

                 (h) the sale of any Broadcasting Asset for aggregate consideration equal to the fair market value of such Broadcasting Asset (as determined in good faith by the board of directors of the Borrower or the applicable Subsidiary), provided that (i) after giving effect to such sale, no Default or Event of Default exists or shall be continuing, (ii) at least 75% of such consideration received by the Borrower in respect thereof shall be in the form of cash and Cash Equivalents, (iii) the Net Cash Proceeds of such sale shall be applied in the manner prescribed by subsection 2.9(d) and (iv) (A) the Consolidated EBITDA of the Broadcasting Asset being sold plus the Consolidated EBITDA of all Broadcasting Assets that were sold pursuant to this subsection 7.5(h) or exchanged pursuant to subsection 7.5(i) in such fiscal quarter and in the immediately preceding four-fiscal-quarter period shall not exceed 25% of the Consolidated EBITDA of the Borrower for such immediately preceding four-fiscal-quarter period, (B) the Consolidated EBITDA of the Broadcasting Asset being sold plus the Consolidated EBITDA of all Broadcasting Assets that were sold pursuant to this subsection 7.5(h) or exchanged pursuant to subsection 7.5(i) in such fiscal quarter and in the preceding eight-fiscal-quarter period shall not exceed 40% of the Consolidated EBITDA of the Borrower for such eight-fiscal quarter period and (C) the Consolidated EBITDA of the Broadcasting Assets being sold plus the Consolidated EBITDA of all Broadcasting Assets that were sold pursuant to this subsection 7.5(h) or exchanged pursuant to subsection 7.5(i) in such fiscal quarter and in the preceding twenty-fiscal-quarter period shall not exceed 60% of the Consolidated EBITDA of the Borrower for such twenty-fiscal-quarter period;

                 (i) Asset Swap Transactions; and

                 (j) the KXTX Transaction

                 7.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Holdings or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings or any of its Subsidiaries (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

                 (a) the Borrower may make Restricted Payments to Holdings, so long as no Event of Default (or with respect to clause (vi) below, any interest payment Default) has occurred and is continuing or would be continuing after giving effect to such Restricted Payment, provided that the Borrower shall be permitted to make the Restricted Payments in clauses (iii) and (iv) below notwithstanding any such Event of Default, unless, in the case of clause (iv), such Event of Default relates to a payment Default under subsection 8(a):

                          (i) the proceeds of which shall be applied by
                 Holdings directly to pay out of pocket expenses, for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees and similar costs; provided, however, any such administrative expenses shall not exceed an aggregate amount of $3,000,000 per fiscal year;

                          (ii) payments, the proceeds of which will be used to
                 repurchase the Capital Stock or other securities of Holdings from outside directors, employees or members of the management of Holdings, or any Subsidiary of Holdings, at a price not in excess of fair market value, in an aggregate amount not in excess of

                 $15,000,000, net of the proceeds received by Holdings as a result of any resales of any such Capital Stock or other securities;

                          (iii) payments, the proceeds of which will be used to
                 pay taxes of Holdings, the Borrower and its Subsidiaries as part of a consolidated, combined or unitary tax filing group or of the separate operations of Holdings;

                          (iv) payments, the proceeds of which will be used to
                 pay management fees to Hicks Muse & Co. Partners, L.P. in accordance with the terms of its monitoring and oversight agreement and the financial advisory agreement contemplated by subsection 7.10(b)(ii);

                          (v) if such Restricted Payment is a purchase of
                 Capital Stock or a distribution to Holdings to permit Holdings to purchase its Capital Stock, in either case, made in order to fulfill the obligations of Holdings or any of its Subsidiaries under an employee stock purchase plan or similar plan covering employees of Holdings or any Subsidiary of Holdings as from time to time in effect in an aggregate net amount not to exceed $15,000,000; and

                          (vi) at any time after the fifth anniversary of the
                 Closing Date, the proceeds of which shall be applied by Holdings to pay cash interest and scheduled principal (including pursuant to a mandatory redemption) on the Holdings Discount Indebtedness in accordance with its terms, provided that such Restricted Payments shall not exceed in any quarterly period, the amounts due with respect to the Holdings Accrued Indebtedness for such quarter.

                 (b) any Subsidiary may make Restricted Payments to the Borrower or any of its Subsidiaries;

                 (c) Permitted Issuances may be made; and

                 (d) Restricted Payments necessary to complete the Transactions.

                 7.7 Limitation on Capital Expenditures. (a) Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding for any fiscal year $30,000,000, provided that 100% of any amount not used in any fiscal year may be carried forward into the next succeeding fiscal year (it being understood and agreed that no amount may be carried forward beyond the year immediately succeeding the fiscal year in which it arose).

                 (b) In addition to the Capital Expenditures permitted pursuant to paragraph (a) of this subsection 7.7, to the extent such proceeds are not otherwise utilized pursuant to subsection 7.8(n) or 7.9(e), the Borrower and its Subsidiaries may make additional Capital Expenditures (which shall not be counted in the limitations set forth in paragraph (a) of this subsection 7.7) consisting of (i) the investment of Net Cash Proceeds not required to be applied pursuant to subsection 2.9, including with respect to the investment of the proceeds of the sale of assets which are permitted pursuant to subsection 7.5 and (ii) the investment of Excess Cash Flow generated during prior fiscal years (beginning with Excess Cash Flow generated in the fiscal year ended in December 1998 but, in each case, including the retained portion of Excess Cash Flow for only those periods where the respective Excess Cash Flow payment has theretofore occurred) and not required to be applied pursuant to subsection 2.9(c).

                 (c) Notwithstanding the foregoing, in no event shall Capital Expenditures be made by Holdings.

                 7.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

                 (a) extensions of trade credit in the ordinary course of business;

                 (b) Investments in Cash Equivalents;

                 (c) Guarantee Obligations permitted by subsection 7.2(f) and subsection 7.2(g)(iii);

                 (d) the Transactions and, subject to the proviso set forth in the definition of the term "Permitted Acquisition", the WOOD-TV Acquisition and the acquisition of the WVTM Assets in accordance with all material applicable Requirements of Law and the terms of the WVTM Purchase Agreement (without giving effect to any amendments or waivers that could reasonably be expected to adversely impact the Facilities and are not reasonably satisfactory to the Administrative Agent);

                 (e) Investments (other than Permitted Acquisitions) by Holdings and its Subsidiaries in any of the Loan Parties, including any new Subsidiary which becomes a Loan Party;

                 (f) loans and advances by Holdings or its Subsidiaries to their respective directors, officers and employees in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding;

                 (g) loans, advances or Investments in existence on the Closing Date and listed on Schedule 7.8(g), and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall (i) increase the amount of the original loan, advance or Investment or
         (ii) adversely affect the interests of the Lenders with respect to such original loan, advance or Investment or the interests of the Lenders under this Agreement or any other Loan Document in any material respect;

                 (h) Investments permitted by subsections 7.2(b), (f) and (l), subsections 7.4 and 7.6 and Capital Expenditures permitted by subsection 7.7;

                 (i) promissory notes and other similar non-cash consideration received by the Subsidiaries of Holdings in connection with the dispositions permitted by subsection 7.5, including equity interests received in connection with Asset Swap Transactions permitted by subsection 7.5(i);

                 (j) Investments in Interest Rate Protection Agreements in the ordinary course of the business of the Borrower or any of its Subsidiaries and not for purposes of speculation;

                 (k) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                 (l) in addition to the foregoing but subject to subsection 7.18, Investments by the Borrower and its Subsidiaries in an aggregate amount not exceeding $30,000,000 (valued at cost, without regard to any write down or write up thereof) at any one time outstanding;

                 (m) Investments after the Closing Date by the Borrower and its Subsidiaries constituting Permitted Acquisitions or Asset Swap Transactions;

                 (n) in addition to the foregoing, to the extent such proceeds are not otherwise utilized pursuant to subsection 7.7(b) or 7.9(e), the Subsidiaries of Holdings may make additional Investments (which shall not be counted in the limitations set forth above) as follows:
         (i) Investments consisting of the Investment of Net Cash Proceeds not required to be applied pursuant to subsection 2.9, including (A) with respect to the Investment of proceeds of the insurance and condemnation proceeds not required to be applied pursuant to subsection 2.9 and (B) with respect to the Investment of proceeds of the sale of assets which are permitted pursuant to subsection 7.5; and
         (ii) Investments consisting of the Investment of Excess Cash Flow generated during prior fiscal years (beginning with Excess Cash Flow generated in the fiscal year ended in December 1998 but, in each case, including the retained portion of the respective Excess Cash Flow for only those periods where the respective Excess Cash Flow payment has theretofore occurred) and not required to be applied pursuant to subsection 2.9(c); and

                 (o) Investments in Holdings that are downstreamed to the Joint Venture within two Business Days solely for the purpose of curing any event of default under the Joint Venture Loan.

                 7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make any optional payment or prepayment on or redemption of or any payments in redemption, defeasance or repurchase of (A) any Senior Subordinated Indebtedness (except pursuant to a permanent refinancing of Senior Subordinated Indebtedness) or (B) the Holdings Discount Indebtedness (except pursuant to a permanent refinancing of the Holdings Discount Indebtedness), except in each case mandatory payments of interest, scheduled principal (including pursuant to a mandatory redemption) after the fifth anniversary of the Closing Date with respect to interest accruing following the Closing Date, fees and expenses required by the terms of the agreement governing or instrument evidencing such Indebtedness but only to the extent permitted under the subordination provisions, if any, applicable thereto;

                 (b) amend, supplement, waive or otherwise modify any of the provisions of any Senior Subordinated Indebtedness, the Senior Subordinated
Note Indenture, the Holdings Discount Indebtedness or the Holdings Discount Notes Indenture:

                 (i) in the case of Senior Subordinated Indebtedness and the Senior Subordinated Note Indenture, which amends or modifies any subordination provisions contained therein;

                 (ii) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

                 (iii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject Holdings or any of its Subsidiaries to any more onerous or more restrictive provisions; or

                 (iv) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any respect;

                 (c) make any payment in cash on any equity or debt security that may be made under the terms thereof by the issuance of any security of the same nature;

                 (d) designate any Indebtedness (other than the Loans) as "Designated Senior Indebtedness" under any Senior Subordinated Indebtedness (including, without limitation, under the Senior Subordinated Note Indenture); or

                 (e) make any optional payment or prepayment on or redemption of or any payments in redemption, defeasance or repurchase of any Indebtedness that is subordinated to the Obligations and that is assumed in connection with a Permitted Acquisition or an Asset Swap Transaction pursuant to subsection 7.2(j)(iii) (except pursuant to a permanent refinancing of such Indebtedness), except (i) mandatory payments of interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such Indebtedness but only to the extent permitted under the subordination provisions, if any, applicable thereto, and (ii) the Borrower and its Subsidiaries may, to the extent such proceeds are not otherwise utilized pursuant to subsections 7.7(b) or 7.8(n), use cash consisting of the retained amount of Excess Cash Flow generated during prior fiscal years (beginning with Excess Cash Flow generated in the fiscal year ended December 1998 but, in each case, including the retained portion of the respective Excess Cash flow for only those periods where the respective Excess Cash Flow payment has theretofore occurred) to make

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voluntary prepayments on such Indebtedness in an aggregate amount, which, when added to the aggregate amount of all prior prepayments of such Indebtedness, shall not exceed $100,000,000.

                 7.10 Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of Holdings or the relevant Subsidiary of Holdings, as the case may be, and (iii) upon fair and reasonable terms no less favorable to Holdings or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                 (b) In addition, notwithstanding the foregoing, Holdings and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

                 (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of Holdings;

                 (ii) the payment to Hicks Muse & Co. Partners, L.P. of fees and expenses pursuant to a monitoring and oversight agreement and a financial advisory agreement approved by the board of directors of Holdings; and

                 (iii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith.

                 7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal, immovable or movable, property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, provided that this subsection 7.11 shall not prohibit any sale and leaseback resulting from the incurrence of any lease in respect of any capital asset entered into within 120 days of the acquisition of such capital asset for the purpose of providing permanent financing of such capital asset.

                 7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of Holdings or the Borrower to end on a day other than December 31, provided that Holdings and the Borrower may change such fiscal year upon the approval of the Administrative Agent or change Holdings's or the Borrower's method of determining fiscal quarters.

                 7.13 Limitation on Negative Pledge Clauses. Enter into with any Person, or suffer to exist, any agreement, other than (a) this Agreement and the other Loan Documents, (b) the Senior Subordinated Note Indenture and any other agreement evidencing Senior Subordinated Indebtedness, (c) the Holdings Discount Notes Indenture and any other agreement evidencing the Holdings Discount Indebtedness (d) any indenture evidencing Indebtedness permitted under subsection 7.2(j)(iii) and (e) in the case of clause (i) below only, any agreements

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governing any purchase money Liens Capital Lease Obligations, Liens permitted under subsection 7.3(j) or any other similar agreement or transaction otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of Holdings, the Borrower or any of its Subsidiaries to (i) create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, or (ii) pay dividends or make other distributions, or pay any Indebtedness owed, to Holdings, the Borrower or any of its Subsidiaries.

                 7.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto (including, without limitation, in connection with any Permitted Acquisition, Asset Swap Transaction or otherwise).

                 7.15 Limitation on Amendments to Constituent and Transaction Documents. (a) Amend, supplement or otherwise modify its certificate of incorporation or by-laws unless such amendment, supplement or other modification does not adversely affect the interests of any Lender in any material respect or (b) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the Joint Venture Loan Guarantee, the LLC Agreement, the LP Agreement or the Network Affiliation Agreements or consent to, or permit Equity Holdings B to consent to, any amendment, supplement or other modification (pursuant to a waiver or otherwise) to the Joint Venture Loan or the Replacement Guarantor Pledge Agreement unless such amendment, supplement or other modification does not adversely affect the interests of any Lender in any material respect.

                 7.16  Limitations on Changes in Holding Company Status.
Permit Holdings, Equity Holdings B or Equity Holdings A to engage in any activities or incur any Indebtedness or Guarantee Obligations other than (a) in the case of Holdings, (i) owning the stock of the Borrower, (ii) its activities incident to the performance of the Loan Documents, including its guarantee thereunder, (iii) transactions pursuant to or expressly contemplated by the Transaction Documents or this Agreement, (iv) its unsecured subordinated guarantee of any Senior Subordinated Indebtedness in accordance with the terms of this Agreement and (v) any Holdings Discount Indebtedness, (b) in the case of Equity Holdings B, (i) owning the stock of Holdings and (ii) the Joint Venture Loan Guarantee and (c) in the case of Equity Holdings A, owning the stock of Holdings.

                 7.17 Limitation on Changes in Station Affiliation. Permit any Station (other than a Station that, on the date hereof, is affiliated with United Paramount Network or Warner Brothers Network) to change its network affiliation if the percentage represented by such Station of Consolidated EBITDA for the twelve month period preceding the date of the proposed change (giving pro forma effect to any acquisitions or dispositions that have occurred since the beginning of such twelve month period as if such acquisitions or dispositions had occurred at the beginning of such twelve month period), together with the percentage represented by each such other Station that previously changed its network affiliation after the date hereof of the Consolidated EBITDA for the twelve month period preceding the date of such previous change (determined on a pro forma basis as aforesaid), would exceed 40%, provided that WAVY-TV Station may become affiliated with Fox and such change will not be subject to the foregoing restriction and will not be taken into account for purposes of this subsection 7.17.

                 7.18 Limitation on Minority Investments. Permit more than 10% of Consolidated EBITDA for any Test Period to be derived from minority investments in partnerships and local marketing agreements where the Borrower or any Wholly Owned Subsidiary is not the operating and control entity of the local marketing agreement, provided that such percentage shall be increased to 15% following any KXTX Transaction.

                 7.19 Approval of Joint Venture Actions. Approve any corporate transaction involving the LLC or the LP that could reasonably be expected to materially and adversely impact the Lenders without the prior consent of the Required Lenders.

                         SECTION 8.  EVENTS OF DEFAULT

                 If any of the following events shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                 (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                 (c) (i) Holdings, the Borrower or any of their Subsidiaries shall default in the observance or performance of any agreement contained in subsection 6.4(a)(ii), subsection 6.7(a), subsection 6.10(e) or (f), subsection 6.13 or Section 7 of this Agreement; or

                 (d) Holdings, the Borrower or any Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this subsection), and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender); or

                 (e) Holdings, the Borrower or any of its Subsidiaries shall
         (i) default in making any payment of any principal of or interest on any Indebtedness (other than pursuant to the Loan Documents) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable, provided that a default, event or condition described in clause (i) or (ii) of this paragraph
         (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions (without duplication as to the same item of Indebtedness) of the type described in clauses (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding amount of which exceeds in the aggregate $10,000,000; or

                 (f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or
         (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts (other than intercompany debt) as they become due; or

                 (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single

         Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                 (h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                 (i) Any Loan Document shall, at any time, cease to be in full force and effect (unless released by the Administrative Agent at the direction of the Required Lenders or all Lenders (to the extent required by subsection 10.1) or as otherwise permitted under this Agreement or the other Loan Documents) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders thereunder, the relevant Loan Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent or such shorter time period as is specified by the Administrative Agent in such notice and is reasonable in the circumstances), or the validity or enforceability thereof shall be contested by any Loan Party, or any of the Liens intended to be created by any Security Document (including, without limitation, any Mortgage filed pursuant to subsection 10.17) shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders as secured parties thereunder, the relevant Loan Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent or such shorter time period as specified by the Administrative Agent in such notice and is reasonable in the circumstances); or

                 (j) A Change of Control shall occur or Holdings shall fail to own directly or indirectly, beneficially and of record, 100% of the Capital Stock of the Borrower free and clear of all Liens other than Liens in favor of the Lenders pursuant to the Loan Documents; or

                 (k) Holdings, the Borrower or any Subsidiary shall incur any liability (not paid or fully covered by insurance) under any Environmental Law in an amount which would result in a Material Adverse Effect; or

                 (l) The principal broadcasting licenses of any Station, or any other material authorizations, licenses or permits issued by the FCC, shall be revoked or canceled or expire by its terms and not be renewed, or shall be modified in each case in a manner which would have a Material Adverse Effect; or

                 (m) The Borrower or any of its Subsidiaries shall have received a notice of termination with respect to any Network Affiliation Agreements(or any alternative network affiliation agreement in compliance with this clause (m)) if the percentage represented by such Network Affiliation Agreement (for the Station in question) of Consolidated EBITDA for the 12-month period preceding the date of the termination (giving pro forma effect to any acquisitions or dispositions that have occurred since the beginning of such 12-month period as if such acquisitions or dispositions had occurred at the beginning of such 12-month period), would exceed 15%, unless, within 30 days after receipt of such termination notice, an alternative network affiliation agreement in form and substance reasonably satisfactory to the Required Lenders shall have been executed and delivered and come into effect prior to or concurrently with the termination date of such Network Affiliation Agreement; or any such Network Affiliation Agreement shall otherwise for any reason be terminated or cease to be in full force and effect; or

                 (n) The Borrower or any of its Subsidiaries shall default in the payment when due of any Film Obligations in an aggregate amount in excess of $2,000,000 and such default shall continue unremedied for a period of 150 or more days, except to the extent the same shall be contested in good faith and by proper proceedings and against which adequate reserves are being maintained; or

                 (o) Any Event of Default shall have occurred and be continuing with respect to the Joint Venture Loan and the lender thereunder shall have instituted proceedings against Equity Holdings B with respect to the Joint Venture Loan Guarantee, the outcome of which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to Holdings or the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or any of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; (ii) with the consent of the Majority Tranche A Term Facility Lenders, the Administrative Agent may, or upon the request of the Majority Tranche A Term Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Delayed Tranche A Term Loan Commitments to be terminated forthwith, whereupon the Delayed Tranche A Term Loan Commitments shall immediately terminate and (iii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without

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limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents.
After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as otherwise expressly provided above in this
Section 8, the Borrower waives presentment, demand, protest or other notice of any kind.


                      SECTION 9.  THE ADMINISTRATIVE AGENT

                 9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto to the extent permitted by applicable law. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                 9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                 9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan

Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                 9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders), provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                 9.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in- fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                 9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their pro rata share of the aggregate Revolving Credit Exposure, Term Loans outstanding and unused Commitments in effect on the date on which indemnification is sought under this subsection 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such share immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

                 9.8 Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other

Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                 9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                          SECTION 10.  MISCELLANEOUS

                 10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 10.1. The Required Lenders and each Loan Party to the relevant Loan Documents may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment or Delayed Tranche A Term Loan Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this subsection 10.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the collateral or release all or substantially all of the Subsidiary Guarantors or Holdings from their obligations under the Guarantee and Collateral Agreement other than pursuant to a transaction permitted by this Agreement, in each case without the written consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in subsection 5.2 without the written consent of the Majority Revolving Credit Facility Lenders; (iv) change the allocation of payments among the Tranche A Term Loan Facilities, the Tranche B Term Loan Facilities and the Incremental Term Loan Facilities, as applicable, specified in subsection 2.15(b) or the allocation of payments between the Facilities pursuant to subsection 2.9(d), in each case without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) amend the definition of the term "Majority Facility Lenders", "Majority Revolving Credit Facility Lenders" or "Majority Tranche A Term Facility Lenders" or modify in any other manner the number, percentages or class of Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the consent of each Lender directly affected thereby; (vi) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (vii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender or (viii) amend, modify or waive any provision of subsection 2.4(c) without the written consent of the Swingline Lender. In furtherance of clause
(iii) of this subsection 10.1, no amendment to or waiver of any representation or warranty or any covenant contained in this Agreement or any other Loan Document, or of any Default or Event of Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in subsection 5.2 to the making of any Revolving Credit Loan have been satisfied unless the Majority Revolving Credit Facility Lenders shall have consented to such amendment or waiver. Any waiver and any amendment, supplement or modification in accordance with this subsection 10.1 shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, Holdings and the Administrative Agent, and as set forth on the signature pages hereto or in any Assignment and Acceptance in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:                   LIN Television Corporation
                                         1 Richmond Square, Suite 230E
                                         Providence, Rhode Island 02906
                                         Attention:  Deborah R. Jacobson
                                         Telecopy:  401-454-0089
              with copies to:            Hicks, Muse, Tate & Furst Incorporated
                                         200 Crescent Court, Suite 1600
                                         Dallas, Texas 75201
                                         Attention:  Lawrence D. Stuart, Jr.
                                         Telecopy:  214-740-7313

              with a copy to:            Weil, Gotshal & Manges LLP
                                         100 Crescent Court, Suite 1300
                                         Dallas, Texas 75201
                                         Attention:  Glenn D. West, Esq.
                                         Telecopy:  214-746-7777
         Holdings:                       Hicks, Muse, Tate & Furst Incorporated
                                         200 Crescent Court, Suite 1600
                                         Dallas, Texas 75201
                                         Attention:  Lawrence D. Stuart, Jr.
                                         Telecopy:  214-740-7313

              with a copy to:            Weil, Gotshal & Manges LLP
                                         100 Crescent Court, Suite 1300
                                         Dallas, Texas 75201
                                         Attention:  Glenn D. West, Esq.
                                         Telecopy:  214-746-7777

         The Administrative
         Agent:                                Chase Agency Services
                                               1 Chase Manhattan Plaza
                                               New York, New York 10017
                                               Attention: Janet Belden
                                               Telecopy:  212-552-5658

                 with a copy to:               The Chase Manhattan Bank
                                               270 Park Avenue
                                               New York, New York 10017
                                               Attention:  Stephen Mumblow
                                               Telecopy:  212-270-1264

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                 10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and, at any time after and during the continuance of an Event of Default, of one counsel of all the Lenders, (c) to pay, indemnify, and hold harmless each Lender and the Administrative Agent from and against any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify and hold harmless each Lender and the Administrative Agent and their respective officers, directors, trustees, professional advisors, employees, affiliates, agents and controlling persons (each, an "indemnitee") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other documents, from material breach by the indemnitee of this Agreement, any Notes or the other Loan Documents, as the case may be. The agreements in this subsection 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                 10.6  Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                 (b) Any Lender may in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall permit any Participant to have (and no participant shall have) the right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender, provided that in the case of subsection 2.17, such Participant shall have complied with the requirements of said subsection and provided further that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                 (c) Any Lender (an "Assignor") may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender, affiliate or Approved Fund thereof or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, in the case of an Assignee that is not then a Lender, an affiliate thereof or an Approved Fund, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided, that no such assignment to an Assignee (other than any Lender or any affiliate thereof or an Approved
Fund) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (A) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (B) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this subsection 10.6, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the Assignor, Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing.

                 (d) The Administrative Agent shall maintain at its address referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. Any assignment of any Loan or other obligation hereunder (whether or not evidenced by a Note) shall be effective only upon appropriate entries with respect thereto being made in the Register. The

Register shall be available for inspection by the Borrower of any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender, an affiliate thereof or an Approved Fund, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto and give notice of such acceptance and recordation to the Borrower.

                 On or prior to such effective date, upon request the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for any Revolving Credit Note, Term Note or Swingline Note of the assigning Lender) a new Revolving Credit Note, Term Note or Swingline Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment, Delayed Tranche A Term Loan Commitment or portion of the Tranche A Term Loans or Tranche B Term Loans or Incremental Term Loan, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment or Delayed Tranche A Term Loan Commitment or portion of a Tranche A Term Loan, Tranche B Term Loan or Incremental Term Loan hereunder, a new Revolving Credit Note, Tranche A Term Note, Tranche B Term Note or Incremental Term Note, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment or Delayed Tranche A Term Loan Commitment or Tranche A Term Loan, Tranche B Term Loan or Incremental Term Loan, as the case may be, retained by it hereunder. Such new Notes shall be in the form of the Note replaced thereby.

                 (f) The Borrower agrees that, upon request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit I-1 (each as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), and/or (ii) a promissory note of the Borrower evidencing the applicable Term Loan of such Lender, substantially in the form of Exhibit I-2 (each as amended, supplemented, replaced or otherwise modified from time to time, a "Term Note"), and/or (iii) a promissory note of the Borrower evidencing the Swingline Loans of the Swingline Lender, substantially in the form of Exhibit I-3) (as amended, supplemented, replaced or otherwise modified from time to time, the "Swingline Note").

                 (g) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information concerning the Loan Parties and their respective affiliates which has been delivered to such Lender by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf any Loan Party in connection with such Lender's credit evaluation of the Loan Parties and their respective affiliates, under the condition that such Transferee or prospective Transferee shall previously have agreed to be bound by the provisions of subsection 10.15.

                 (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such lender as a party hereunder.

                 10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                 (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                 10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                 10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

                 10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 10.12 any special, exemplary, punitive or consequential damages.

                 10.13 Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                 (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                 (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings and the Borrower and the Lenders.

                 10.14 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 10.15 Confidentiality. Each Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 10.15), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender,
(e) to Transferees or prospective Transferees who agree to be bound by the provisions of this subsection 10.15, (f) to the extent required in connection with any litigation between any Loan Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents or (g) with the Borrower's prior written consent. The agreements in this subsection 10.15 shall survive repayment of the Loans and all other amounts payable hereunder.

                 10.16 FCC Compliance. Notwithstanding anything to the contrary contained herein or in any other agreement, instrument or document executed in connection herewith, no party hereto shall take any actions hereunder that would constitute or result in a transfer or assignment of any Station License, permit or authorization or a change of control over such Station License, permit or authorization requiring the prior approval of the FCC without first obtaining such prior approval of the FCC.

                 10.17 Filing of Mortgages. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that (a) the Mortgages will not be filed on the Closing Date and (b) at any time after the Closing Date, at the request of the Administrative Agent or the Required Lenders, the Mortgages delivered on the Closing Date and each Mortgage delivered pursuant to subsection 6.10(b) shall be filed, at the Borrower's expense, in the offices specified in Schedule 4.19(b) and each other jurisdiction reasonably requested by the Administrative Agent or the Required Lenders, as applicable.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                LIN HOLDINGS CORP.,


                                By:  /s/ Gayle C. Toney
                                     --------------------------------
                                     Name: Gayle C. Toney
                                     Title: Assistant Secretary


                                LIN ACQUISITION COMPANY,


                                By:  /s/ Gayle C. Toney
                                     --------------------------------
                                     Name: Gayle C. Toney
                                     Title: Assistant Secretary


                                THE CHASE MANHATTAN BANK, as
                                     Administrative Agent,


                                By:  /s/ Deborah Davey
                                     --------------------------------
                                     Name: Deborah Davey
                                     Title: Vice President

                                NATIONAL WESTMINSTER BANK PLC, as
                                     Documentation Agent,


                                By:  /s/ Andrew S. Weinberg
                                     --------------------------------
                                     Name: Andrew S. Weinberg
                                     Title: Senior Vice President

                                THE BANK OF NEW YORK, as Syndication
                                     Agent,


                                By:  /s/ Brendan T. Nedzi
                                     --------------------------------
                                     Name: Brendan T. Nedzi
                                     Title: Senior Vice President


                                DRESDNER BANK AG NEW YORK AND
                                GRAND CAYMAN BRANCHES,

                                By:  /s/ Brian Haughney
                                     --------------------------------
                                     Name:  Brian Haughney
                                     Title:  Assistant Treasurer


                                By:  /s/ Robert Grella
                                     --------------------------------
                                     Name:  Robert Grella
                                     Title:  Vice President


                                FLEET NATIONAL BANK,


                                By:  /s/ Alexander G. Ivanov
                                     --------------------------------
                                     Name:  Alexander G. Ivanov
                                     Title:  Vice President


                                THE FUJI BANK, LIMITED, NEW YORK
                                BRANCH,


                                By:  /s/ Teiji Teramoto
                                     --------------------------------
                                     Name:  Teiji Teramoto
                                     Title:  Vice President & Manager

                                THE LONG-TERM CREDIT BANK OF
                                JAPAN, LIMITED, NEW YORK BRANCH,


                                By:  /s/ Shuichi Tajima
                                     --------------------------------
                                     Name:  Shuichi Tajima
                                     Title:  Deputy General Manager


                                THE MITSUBISHI TRUST AND BANKING
                                CORPORATION,


                                By:  /s/ Beatrice E. Kossodo
                                     --------------------------------
                                     Name:  Beatrice E. Kossodo
                                     Title:  Senior Vice President

                                BANKBOSTON, N.A.,


                                By:    /s/ Daniel Kortick
                                       --------------------------------
                                       Name:  Daniel Kortick
                                       Title:  Vice President


                                NATIONSBANK OF TEXAS, NA.,


                                By:    /s/ Trevor F. Carter
                                       --------------------------------
                                       Name:  Trevor F. Carter
                                       Title:  Senior Vice President

                                BHF BANK AKTIENGESELLSCHAFT,
                                GRAND CAYMAN BRANCH,


                                By:    /s/ Thomas P. Scifo
                                       --------------------------------
                                       Name:  Thomas P. Scifo
                                       Title:  Assistant Vice President


                                By:    /s/ Anthony Heyman
                                       --------------------------------
                                       Name:  Anthony Heyman
                                       Title:  Assistant Treasurer


                                NATEXIS BANQUE - BFCE,


                                By:    /s/ Evan S. Kraus
                                       --------------------------------
                                       Name:  Evan S. Kraus
                                       Title:  Associate


                                By:    /s/ William C. Maier
                                       --------------------------------
                                       Name:  William C. Maier
                                       Title:  VP-Group Manager


                                BANK OF HAWAII,


                                By:    /s/ Elizabeth O. Maclean
                                       --------------------------------
                                       Name:  Elizabeth O. Maclean
                                       Title:  Vice President


                                THE BANK OF NOVA SCOTIA,


                                By:    /s/ Vincent J. Fitzgerald, Jr.
                                       --------------------------------
                                       Name:  Vincent J. Fitzgerald, Jr.
                                       Title:  Authorized Signatory

                                BANK OF TOKYO - MITSUBISHI TRUST
                                COMPANY,


                                By:    /s/ Glenn B. Eckert
                                       --------------------------------
                                       Name:  Glenn B. Eckert
                                       Title:  Vice President


                                BANQUE PARIBAS,


                                By:    /s/ Thomas G. Brandt
                                       --------------------------------
                                       Name:  Thomas G. Brandt
                                       Title:  Vice President


                                By:    /s/ Darlynn Ernst
                                       --------------------------------
                                       Name:  Darlynn Ernst
                                       Title:  Associate Vice President


                                CREDIT LYONNAIS, NEW YORK
                                BRANCH,


                                By:    /s/  John P. Judge
                                       --------------------------------
                                       Name:  John P. Judge
                                       Title:  Vice President


                                DAI-ICHI KANGYO BANK, LIMITED,


                                By:    /s/ Nancy Stengel
                                       --------------------------------
                                       Name:  Nancy Stengel
                                       Title:  Associate Vice President

                                FIRST HAWAIIAN BANK,


                                By:    /s/ James C. Polk
                                       --------------------------------
                                       Name:  James C. Polk
                                       Title:  Assistant Vice President

                                PNC BANK NATIONAL ASSOCIATION,


                                By:    /s/ Kristen E. Talaber
                                       --------------------------------
                                       Name:  Kristen E. Talaber
                                       Title:  Assistant Vice President


                                ROYAL BANK OF CANADA,


                                By:    /s/ Barbara Meyer
                                       --------------------------------
                                Name:  Barbara Meyer
                                       Title: Senior Manager


                                SOCIETE GENERALE, NEW YORK
                                BRANCH,


                                By:    /s/ Elaine Khalil
                                       --------------------------------
                                       Name:  Elaine Khalil
                                       Title:  Vice President


                                SUMITOMO BANK, LTD.,


                                By:    /s/ John H. Kemper
                                       --------------------------------
                                       Name:  John H. Kemper
                                       Title:  Senior Vice President


                                SUMMIT BANK,


                                By:    /s/ Kenneth B. Stoddard
                                       --------------------------------
                                       Name:  Kenneth B. Stoddard
                                       Title:  Vice President

                                SUNTRUST BANK, CENTRAL FLORIDA,
                                N.A.,


                                By:    /s/ Janet P. Sammons
                                       --------------------------------
                                       Name:  Janet P. Sammons
                                       Title:  Vice President


                                UNION BANK OF CALIFORNIA,


                                By:    /s/ Christine P. Ball
                                       --------------------------------
                                       Name:  Christine P. Ball
                                       Title:  Vice President

                                DEEPROCK & COMPANY,
                                BY:  Eaton Vance Management as Investment
                                Advisor,


                                By:    /s/ Scott H. Page
                                       --------------------------------
                                       Name:  Scott H. Page
                                       Title:  Vice President


                                NORTHERN LIFE INSURANCE COMPANY
                                BY:  ING CAPITAL ADVISORS, INC., AS
                                INVESTMENT ADVISOR,


                                By:    /s/ Michael D. Hatley
                                       --------------------------------
                                       Name:  Michael D. Hatley
                                       Title: Vice President & Portfolio Manager

                                KZH-ING-2 CORPORATION,


                                By:    /s/ Virginia Conway
                                       --------------------------------
                                       Name:  Virginia Conway
                                       Title:  Authorized Agent

                                VAN KAMPEN AMERICAN CAPITAL
                                PRIME RATE INCOME TRUST,


                                By:    /s/ Jeffrey W. Maillet
                                       --------------------------------
                                       Name:  Jeffrey W. Maillet
                                       Title:  Senior Vice President & Director


                                CYPRESS TREE BOSTON PARTNERS,


                                By:    /s/ Todd Dahlstrom
                                       --------------------------------
                                       Name:  Todd Dahlstrom
                                       Title:  Partner


                                KHZ-CRESCENT-2 CORPORATION,


                                By:    /s/ Virginia Conway
                                       --------------------------------
                                       Name:  Virginia Conway
                                       Title:  Authorized Agent


                                KHZ-SOLEIL-2 CORPORATION,


                                By:    /s/ Virginia Conway
                                       --------------------------------
                                       Name:  Virginia Conway
                                       Title:  Authorized Agent


                                PRIME INCOME TRUST,


                                By:    /s/ Rajesh K. Gupta
                                       --------------------------------
                                       Name:  Rajesh K. Gupta
                                       Title: Senior Vice President

                                METROPOLITAN LIFE INSURANCE COMPANY,


                                By:    /s/ James R. Dingler
                                       --------------------------------
                                       Name:  James R. Dingler
                                       Title:  Director


                                OCTAGON CREDIT INVESTORS LOAN
                                PORTFOLIO (A UNIT OF THE CHASE
                                MANHATTAN BANK),


                                By:    /s/ Andrew D. Gordon
                                       --------------------------------
                                       Name:  Andrew D. Gordon
                                       Title:  Managing Director


                                CREDIT AGRICOLE INDOSUEZ,


                                By:    /s/ Francoise Berthelot
                                       --------------------------------
                                       Name:  Francoise Berthelot
                                       Title:  Vice President


                                By:    /s/ Les J. Lieberman
                                       --------------------------------
                                       Name:  Les J. Lieberman
                                       Title:  Executive Managing Director


                                PILGRIM AMERICA PRIME RATE TRUST,


                                By:    /s/ Thomas C. Hunt
                                       --------------------------------
                                       Name:  Thomas C. Hunt
                                       Title:  Assistant Portfolio Manager


                                KZH HOLDING CORPORATION III,


                                By:    /s/ Virginia Conway
                                       --------------------------------
                                       Name:  Virginia Conway
                                       Title:  Authorized Agent

                                BALANCED HIGH YIELD FUND I, LTD.
                                BHF - BANK AKTIENGESELLSCHAFT
                                ACTING THROUGH ITS NEW YORK
                                BRANCH AS ATTORNEY-IN-FACT,


                                By:    /s/ Thomas J. Scifo
                                       --------------------------------
                                       Name:  Thomas J. Scifo
                                       Title:  Assistant Vice President


                                By:    /s/ Anthony Heyman
                                       --------------------------------
                                       Name:  Anthony Heyman
                                       Title:  Assistant Treasurer

                                 SCHEDULE 1.1A

                          REVOLVING CREDIT COMMITMENTS
                          ----------------------------



 Lender                                           Revolving Credit Commitment
 ------                                           ---------------------------
 The Chase Manhattan Bank                                      $

 The Bank of New York

 National Westminster Bank Plc



                            TERM LOAN COMMITMENTS
                            ---------------------

 Lender                                                   Term Loan Commitment
 ------                                                   --------------------
 The Chase Manhattan Bank                                          $

 The Bank of New York

 National Westminster Bank Plc